As filed with the Securities and Exchange Commission
                               on November 20 1997
                           Registration No. 333-13113
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          POST-EFFECTIVE AMENDMENT NO 4
                                  TO FORM S-11
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
        REDWOOD MORTGAGE INVESTORS VIII, a California Limited Partnership
             (Exact name of registrant as specified in its charter)


CALIFORNIA                                6611                    94-3158788
(State of other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341
          (Address and telephone number of principal executive offices)

   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341 (Address of principal place of business or intended principal place of business)

                               D. Russell Burwell
   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341 (Name, address, including zip code and telephone number, including area code of agent for service)

                                   Copies to:

                              Stephen C. Ryan, Esq.
                              Anne R. Knowles, Esq.
                          Landels Ripley & Diamond LLP
                               350 The Embarcadero
                             San Francisco, CA 94105

                        Approximate date of commencement
                           of proposed sale to public:

   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

                    Supplement No. 3 dated November 20, 1997
                    to the Prospectus Dated December 4, 1996

                        Redwood Mortgage Investors VIII,
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated December 4, 1996, and replaces in their entirety Supplements Number 1 and Number
2. This information is part of and must accompany the Prospectus.

     1. Summary of Partnership Activities. The Partnership is engaged in business as a mortgage lender, for the primary purpose of making Mortgage Investments secured primarily by first and second deeds of trust on California real estate. The Partnership's initial offering of $15,000,000 of limited partnership units (the Units) commenced in February 1993. The initial offering was fully subscribed and closed on October 31, 1996. At the time the offering was closed, the Partnership had received a total of $14,932,017 of subscriptions. In connection with its initial offering, the Partnership incurred approximately $12,500 in organizational and offering costs and $$569,865 in syndication costs, which is less than anticipated. (See section of the original prospectus dated May 19, 1993 and the supplements thereto entitled SOURCES AND USES OF PROCEEDS).

     The General Partners elected in September, 1996, to continue the offering of Units in the Partnership in order to increase the Partnerships mortgage investment portfolio, thereby increasing diversity and adding additional safety to the portfolio. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units are paid directly to the Partnership.

     As of September 30, 1997, the Partnership had received $ $4,676,125 of subscriptions in connection with its second offering bringing total aggregate subscriptions to $ $19,608,142. As set forth below in the section of this Supplement entitled Description of Open Loans for the Partnership as of September 30, 1997 the Partnership had outstanding Mortgage Investments with a total principal balance of $ $24,987,302. As of September 30, 1997, the Partnership had, in connection with its second offering of $30,000,000 of Units, incurred approximately $0.00 in organizational costs and $ $254,658 in syndication costs.

     As of the date of this  Supplement,  there  have been no  adverse  business
developments   or   conditions  in  the   Partnership,   or  any  prior  limited
partnerships, that would be material to a prospective investor.

     2. Financial Statements. The Financial Statements of the Partnership included in this Supplement as Attachment III have been audited by Parodi & Cropper, independent auditors, as of December 31, 1996. The Financial Statements originally filed in April, 1997, have been amended to include certain additional disclosures. The amended Financial Statements are included herein. Additionally, the financial statements of Gymno Corporation, the corporate general partner, have been updated to December 31, 1996, and June 30, 1995, and are included as Attachment IV. Gymno Corporation has changed its fiscal year end from June 30 to December 31.

     3. Plan of Distribution. As described in the Prospectus, sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership lends to Redwood Home Loan Company doing business as Redwood Mortgage, an affiliate of the General Partners, funds from the offering proceeds equal to the sales commission. For ease of reference, the loan is referred to as the "Formation Loan". (See, section of the Prospectus entitled "RISKS - Formation Loan" and "PLAN OF DISTRIBUTION - Formation Loan"). The initial Formation Loan (the First Formation Loan) made in connection with the initial offering of $15,000,000, is unsecured and is to be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year in which the offering terminates, which in connection with the initial offering of $15,000,000 was December 31, 1996. In connection with the First Formation Loan, as of December 31, 1996, the Partnership has lent $1,074,840 to Redwood Mortgage from the offering proceeds to pay sales commissions and $16,518 had been repaid. In connection with the ongoing Offering of $30,000,000, the Formation Loan (the Second Formation Loan) during the offering period will be repaid in annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first payment due by December 31, 1997. Upon the completion of the offering, the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the offering teminates. As of September 30, 1997, the Partnership, in connection with the Second Formation Loan, had lent $ $367,937 to Redwood Mortgage from the offering proceeds to pay sales commissions.

     The General Partners may accept unsolicited orders for Units directly from an Investor who did not utilize the services of a Participating Broker Dealer, but instead utilized the services of a registered investment advisor. In connection with such sales, Redwood Mortgage will pay to the Partnership, an amount equal to the sales commissions otherwise attributable to a sale of a Unit through a Participating Broker Dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage to the account of the Investor who placed the unsolicited order.

     Investors who acquire Units directly from the Partnership will have the election, in their subscription document, to authorize the Partnership to pay their registered investment advisor an estimated quarterly amount of no more than 2% annually of the Investor's Capital Account that would otherwise be paid to the Investor as Periodic Cash Distributions or compounded as Earnings ("Client Fees"). In the event that the Investor has elected to compound Earnings, then the amount of the Earnings reinvested by such Investor will be reduced by an amount equal to the amount of the Client Fees paid. Thus, the amount of the Periodic Cash Distributions paid or the amount of Earnings compounded will be less for investors who elect to pay Client Fees through the Partnership. The authorization to pay Client Fees is solely at the election of the Investor and is not a requirement of investment.

     All Client Fees paid will be paid from those amounts that would otherwise be paid to the Investor or compounded in his capital account. The payment of all Client Fees is noncumulative and subject to the availability of sufficient Earnings in the Capital Account of the Investor to make such payments. In no event will any such fees be paid by the Partnership as sales commissions or other compensation. The Partnership is merely agreeing to pay to the registered investment advisor, as an administrative convenience to the Investor, those amounts that would otherwise be paid to the Investor. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional one-half percent (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     All registered investment advisors will represent and warrant to the Partnership that, among other things, that the investment in the Units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidity and marketability of Units, and that if he is affiliated with an NASD registered broker or dealer, that all Client Fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     4. Terms of the Offering. As of October 31, 1996, the initial offering of $15,000,000 of limited partnership units was closed. At the time the offering was closed the Partnership had received a total of $14,932,017 of subscriptions. The General Partners elected in September, 1996, to continue the offering of Units. The Partnerships second offering of $30,000,000 of Units commenced in December, 1996. As this new offering is part of the Partnerships ongoing business, there is no escrow and all proceeds from the sale of Units is paid directly to the Partnership. As of September 30, 1997, the Partnership had received a total of $ $4,676,125 in new subscriptions in connection with its second offering. The aggregate combined subscriptions total $ $19,608,142.

     5.  Compensation  of General  Partners.  For the period from  inception  to
September 30, 1997, , the General Partners and their Affiliates have received the following compensation. (See, section of the Prospectus entitled "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES").

                                  (a) Compensation of General Partners and Affiliates by Partnership.

--------------------- ------------------------------------------------------------------------- ------------
Entity Receiving                            Description of Compensation                              Amount
Compensation
--------------------- ------------------------------------------------------------------------- ------------

Redwood Mortgage             Mortgage Servicing Fee for Servicing Mortgage Investments              $413,860
--------------------- ------------------------------------------------------------------------- ------------
                                                                                                    $52,819
General Partner                       Asset Management Fee for managing assets
--------------------- ------------------------------------------------------------------------- ------------
                                                                                                    $34,889
General Partner        1% interest in profits, losses and distributions of cash available for distribution
--------------------- ------------------------------------------------------------------------- ------------

                       (b) Fees Paid by Borrowers on Mortgage Investments to Affiliates of the General Partners.

--------------------- ------------------------------------------------------------------------- ------------
Entity Receiving                            Description of Compensation                              Amount
Compensation
--------------------- ------------------------------------------------------------------------- ------------

Redwood Mortgage       Mortgage Brokerage Commission for services in connection with review,     $1,631,379
                                               selection, evaluation.
--------------------- ------------------------------------------------------------------------- ------------

Redwood Mortgage         Processing and Escrow Fees for services in connection with notary,         $42,052
                                                      document
                                 preparation, credit investigation and escrow fees.
--------------------- ------------------------------------------------------------------------- ------------

     6. Description of Open Mortgage Investments For The Partnership As Of September 30, 1997. As of September 30, 1997, the Partnership had outstanding fifty six (56) Mortgage Investments with a principal outstanding balance totalling $ $24,987,302. The original amount of the outstanding Mortgage Investments was $28,678,280. The following chart summarizes the original principal amounts and characteristics of Mortgage Investments made by the Partnership up through September 30, 1997.


                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Single Family Residences (county)
------------------------------------ -------- -------- ----------------- ----------------- -----------------
San Francisco 2       $     266,462                 0    $       39,000       $   411,000            74.32%
Contra Costa 2              255,604                 0            62,500           452,500            70.30%
Santa Clara 2               574,306                 0            98,969           968,400            69.52%
Contra Costa 1                    0                 0            50,000            75,158            66.53%
San Mateo 3                 111,952            16,000            46,400           238,000            73.26%
Sonoma 2                     87,236                 0            65,000           250,611            60.75%
Santa Clara 2               351,366                 0           100,000           663,333            68.05%
El Dorado 2                  37,236                 0           130,000           244,361            68.44%
San Mateo 1                       0                 0           130,000           175,484            74.08%
San Francisco 1                   0                 0            65,000           195,000            33.33%
San Mateo 1                       0                 0           196,800           319,000            61.69%
San Francisco 1                   0                 0            70,125           100,179            70.00%
Alameda 1                         0                 0           300,000           477,499            62.83%
Sonoma 2                     63,244                 0            93,400           210,000            74.59%
San Mateo 2                 166,610                 0           100,000           470,000            56.73%
Alameda 2                   163,709                 0            50,000           340,000            62.86%
Alameda 1                         0                 0            60,000           136,000            44.12%
Santa Clara 2               578,690                 0           250,000         1,160,000            71.44%
San Mateo 2                 220,349                 0            40,000           325,000            80.11%
San Mateo 2                 346,881                 0           215,000           700,000            80.27%
San Mateo 1                       0                 0           132,000           165,000            80.00%
San Mateo 2                 132,000                 0            50,000           320,000            56.88%
San Mateo 2                 139,663                 0            65,000           290,000            70.57%
San Mateo 2                  44,605                 0            40,000           455,000            18.59%
San Francisco 2             820,713                 0           175,000         1,422,000            70.02%
San Francisco 1                   0                 0           171,974           395,000            43.54%
San Francisco 2           1,060,486                 0           325,000         2,000,000            69.27%
Sonoma 1                          0                 0           151,875           202,500            75.00%
Monterey 1                        0                 0           245,000           350,000            70.00%
San Mateo 2                 259,886                 0            80,000           430,000            79.04%
Marin 2                     195,062                 0            50,000           455,000            53.86%
Alameda 2                    74,551                 0            66,000           265,000            53.04%
Santa Clara 2               201,638                 0           293,000           715,000            69.18%
Stanislaus 1                      0                 0            50,000           130,000            38.46%
San Francisco 2             395,597                 0           250,000         1,075,000            60.06%
Marin 1                           0                 0           770,000         1,650,000            46.67%
San Mateo 1                       0                 0           225,000           370,000            60.81%
Alameda 1                         0                 0            59,000           112,500            52.44%
San Mateo 1                       0                 0           300,000           400,000            75.00%
San Mateo 3                 346,092           215,000            58,500           837,500            73.98%
San Francisco 1                   0                 0           105,000           140,000            75.00%
San Francisco 2             150,301                 0           125,000           455,000            60.51%
San Mateo 1                       0                 0           530,000           730,000            72.60%
San Mateo 1                       0                 0           325,000           460,000            70.65%
Marin 1                           0                 0           910,000           186,000            48.92%
Mendocino 1                       0                 0           125,000           660,000            18.94%
San Mateo 1                       0                 0            65,000           165,000            39.39%
San Mateo 2                 372,417                 0           445,000         1,095,000            74.65%



                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Single Family  Residences  (county)
(continued)
------------------------------------ -------- -------- ----------------- ----------------- -----------------
Contra Costa 1                    0                 0            37,500            50,000            75.00%
San Francisco 1                   0                 0           420,000           580,000            72.41%
Alameda 2                   262,342                 0            50,000           405,000            77.12%
Marin 2                     910,000                 0           120,000         1,860,000            55.38%
San Francisco 1                   0                 0           390,000           565,000            69.03%
Monterey 2                  350,668                 0           700,000         1,570,000            60.55%
San Francisco 1                   0                 0           579,300           800,000            72.41%
San Francisco 2             579,300                 0         1,320,000         2,450,000            77.52%
San Francisco 2             210,000                 0           561,750         1,102,500            70.00%

------------------ ----------------- ----------------- ----------------- ----------------- -----------------



                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Multiple  Units
------------------------------------ -------- -------- ----------------- ----------------- -----------------
------------------ ----------------- ----------------- ----------------- ----------------- -----------------
Contra Costa 2        $   2,638,835                 0           662,000         4,829,023            68.35%
San Joaquin 2               713,917                 0           200,000         1,270,000            71.96%
Contra Costa 2              775,649                 0           350,000         2,030,000            55.45%
San Francisco 1                   0                 0           400,000           583,333            68.57%
Alameda 2                   308,000                 0            13,000           510,000            62.94%
San Francisco 1                   0                 0           200,000           450,000            44.44%
San Joaquin 2             1,773,424                 0           385,000         3,132,500            68.90%
San Mateo 1                       0                 0           425,000           900,000            47.22%
San Francisco 1                   0                 0           883,750         1,932,500            45.73%
San Francisco 2             883,750                 0         1,427,500         3,225,000            71.67%
Alameda 2                 6,714,769                 0         1,800,000        11,780,270            72.28%
San Mateo 1                       0                 0           945,000         1,450,000            65.17%
San Mateo 1                       0                 0         2,200,000         3,470,000            63.40%

------------------ ----------------- ----------------- ----------------- ----------------- -----------------



                                                          Amount of
                                                           Mortgage
                     1st Mort. at      2nd Mort. At     Investment at    Appraised Value    Loan to Value
County                 Funding           Funding           Funding          at Funding     Ratio at Funding
------------------ ----------------- ----------------- ----------------- ----------------- -----------------

Commercial Properties (County)
------------------------------------ -------- -------- ----------------- ----------------- -----------------
Alameda 2             $     343,536                 0           114,000           640,000            71.49%
San Francisco 2             295,872                 0            99,000           607,895            64.96%
Merced 1                          0                 0            45,000           175,000            25.71%
Alameda 1                         0                 0            82,500           130,000            63.46%
Sacramento 2                846,019                 0            67,500         1,343,500            68.00%
San Francisco 2              11,864                 0           200,000           428,333            49.62%
Alameda 1                         0                 0           192,500           256,667            75.00%
Santa Clara 1                     0                 0           390,000           585,000            66.67%
Tuolumne 1                        0                 0            99,724           285,714            34.90%
San Mateo 1                       0                 0           280,000           480,000            58.33%
San Mateo 2               4,128,000                 0           600,000         6,960,000            67.93%
Alameda 1                         0                 0           310,000           730,000            42.47%
Santa Clara 2               112,643                             500,000           980,000            62.51%
Santa Clara 1                     0                 0            50,000           191,111            26.16%
Santa Barbara 1                   0                 0           425,000           850,000            50.00%
San Mateo 2               1,450,000                 0           250,000         3,179,000            53.48%
Nevada 1                          0                 0            59,500            85,000            70.00%
San Mateo 1                       0                 0           225,000           399,706            56.29%
Alameda 1                         0                 0           410,000           700,000            58.57%
Santa Clara 1                     0                 0            50,000           191,111            26.16%
Fresno 1                          0                 0           130,000           225,000            57.78%
San Mateo 2               1,500,000                 0           375,000         2,725,000            68.81%
Alameda 2                   290,711                 0            60,000           610,000            57.49%
Santa Clara 3             5,188,689            70,458           950,000         8,130,417            76.37%
San Joaquin 1                     0                 0           320,000           570,000            56.14%
Contra Costa 1                    0                 0           104,000           190,000            54.74%
San Mateo 1                       0                 0           700,000         2,550,000            27.45%
Santa Clara 2             5,492,794                 0           955,000         8,665,033            74.41%
San Mateo 1                       0                 0            75,000           265,000            28.30%
Santa Clara 2             5,492,788                 0           955,000         9,665,032            74.41%
San Luis Obispo 3           214,088           360,000           300,000         1,968,000            44.42%
Santa Clara 2             6,000,000                 0           800,000         8,650,000            78.61%
San Mateo 2                  74,754                 0            65,000           265,000            52.74%
San Francisco 1                   0                 0           975,000         1,950,000            50.00%
Santa Clara 2               468,000                 0            18,000           585,000            83.08%
Stanislaus 2                273,795                 0         1,450,000         4,829,613            35.69%
San Francisco 1                   0                 0           700,000         2,100,000            33.33%
San Mateo 1                       0                 0           370,000           495,000            74.75%
Alameda 1                         0                 0         2,100,000         4,500,000            46.67%
San Mateo 1                       0                 0           400,000           600,000            66.67%
San Francisco 1                   0                 0         1,350,000         2,432,500            55.50%
San Francisco 1                   0                 0           150,000         1,440,000            10.42%
San Francisco 1                   0                 0           325,000           595,000            54.62%
Solano 1                          0                 0           480,000         1,885,000            25.46%
Alameda 2                   156,750                 0           169,555           568,125            57.43%
San Francisco 3             972,234           885,000            50,000         2,750,000            69.35%
San Francisco 2             973,900                 0           885,000         2,750,000            67.60%
-------------------- --------------- ----------------- ----------------- ----------------- -----------------

1        Indicates a First Deed of Trust on the property.
2        Indicates a Second Deed of Trust on the property.
3        Indicates a Third Deed of Trust on the property.

     7. Management's Discussion And Analysis Of Financial Condition And Results of Operation. The Partnership is currently in the process of carrying out this offering and making Mortgage Investments with the net proceeds. As of December 31, 1996, the Partnership received contributed capital from the initial offering and this expanded offering of $15,242,954 in Limited Partner contributions in Units of $100 each. Of this amount, $310,937 remained in applicant status at December 31, 1996.

     Selling costs and expenses are in accordance with the estimated initial budget. Since commencement of the offering up to December 31, 1996 the Partnership had achieved an average annualized yield of 8.36%.

     At December 31, 1996, Mortgage Investments had been made with interest rates ranging from 10.00% to 14.50% and such Mortgage Investments had an outstanding principal balance of $15,642,990. Since the offering started, mortgage interest rates have decreased slightly from those prevalent at the inception of the Partnership. Normally, a reduction in interest rates would reduce rates, but portfolio yield has increased slightly these last 2 years. In the future, interest rates likely will change from their current levels. The General Partners cannot at this time predict at what levels interest rates will be in the future. The rates charged by the Partnership are influenced by the level of interest rates in the market. Based upon the rates payable in connection with the existing Mortgage Investments, the current and anticipated interest rates to be charged by the Partnership and General Partners' experience, the General Partners anticipate over the near term that the annualized yield will range between eight and nine percent (8-9%).

     8. Experts. The amended Financial Statements of the Partnership as of December 31, 1996, and of the Corporate General Partner, Gymno Corporation, as of December 31, 1996, included herein, have been examined by Parodi & Cropper, independent certified public accountants as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and authority of such firm as experts in accounting and auditing. Financial Statements of the Partnership as of December 31, 1996, are audited. (see section of the Prospectus entitled Managements Discussion and Analysis of Financial Condition and Results of Operation).


     9. Prior Program Mortgage Investments and Prior Program Mortgage Investments Summaries. Tables I and II of the Prior Performance Tables set forth in Appendix I of the Prospectus have been updated to provide information as of September 30, 1997, and are included on the following pages of this Supplement as Attachment I. The Prior Program Mortgage Investments Summaries set forth on pages 42 and 43 have been updated to provide information as of September 30, 1997, and are attached to this Supplement No. 3as Attachment II.


     10. Geographic Area of Lending Activity. The Partnership will limit lending to Deeds of Trust on properties located in California. The General Partners anticipate that approximately 75% of the Partnership's Mortgage Investments will be secured by Deeds of Trust on properties in six San Francisco Bay Area counties. These counties, which have an aggregate population of over 3.5 million, are San Francisco, San Mateo, Santa Clara, Marin, Alameda and Contra Costa. Currently, 72% of the Partnership's Mortgage Investments are secured by Deeds of Trust on properties in these six counties. The economy of the area where the security is located is important in protecting market values.
Therefore, the General Partners will limit the geographic area of lending principally to the San Francisco Bay Area and surrounding Counties, which has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The General Partners believe these factors contribute to a more stable market for real estate. Although, the real estate market in California, like most of the country, has decreased in value during the early 1990s, it has improved somewhat in the last 3 years. The General Partners believe the strength of the economy of California, especially in the Bay Area, will continue to protect market values over the longer term.

     Over the last 30 months the number of seriously delinquent mortgages, that is, mortgages more than 90 days past due, reported by many of the largest California lenders has decreased. This decrease indicates, as predicted by the General Partners, that the California economy, especially Northern California, is improving.

     The Federal Reserve Bank of San Francisco has recently reported an increased demand for business credit. Over the last thirty months large banks in California have reported an increase in demand for business loans from middle market borrowers for inventory financing and investment purposes. Smaller banks are also reporting an increase in demand for business loans. Commercial and consumer loan growth rates in California exceeded last years. This increase in consumer and business loans reflects increased business activity, an improving economy and increased confidence among employers.

     This increased  confidence and business activity has also been reflected in
the  real  estate  market.   Real  estate  loans   outstanding   exceeded  their
year-earlier levels, marking this the third positive year-over-year increase.

                                  ATTACHMENT I
                                       to
                    SUPPLEMENT NO. 3 DATED NOVEMBER 20 , 1997

                        UPDATED PRIOR PERFORMANCE TABLES


     The prior performance tables as referenced in the Prior Performance Summary of the Prospectus present information on programs previously sponsored by the General Partners.

     The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the General Partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the Partnership, in the opinion of the General
Partners all of the partnerships included in the tables had investment objectives which were similar to those of the Partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a
Partner's capital account for additional Mortgage Investments; and (ii) preservation of the Partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII, and the Partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In addition, the Partnership's Loan Servicing Fees may be slightly higher and interest earned on the Mortgage Investments made by the partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the Partnership, and inclusion of these tables does not imply that investors of the Partnership will experience results comparable to those experienced in the partnerships referred to in the tables.


         The updated tables consist of:

         Table I           Experience in Raising and Investing Funds.

         Table II          Compensation to General Partners and Affiliates.

         TableIII          Operating Results of Prior Limited Partnerships.

         Table V           Payment of Mortgage Mortgage Investments.

     Persons who purchase Interests in the Partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the Prospectus does not imply that the Partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

     The General Partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables also include information about prior non-public programs whose investment objectives are similar to those of the Partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

     Additional information regarding the Description of Open Loans of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement. The Partnership will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of Table VI.

                        Definitions and Glossary of Terms

The following terms used in the Tables have the following meanings:

"Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expendtures.

"GAAP" shall mean generally accepted accounting principles.

"Months to Invest 90% of Amount  Available  For  Investment"  shall mean the time period from commencement of the offering to date of close of escrow of initial Partnership Loans.

               The following is a brief description of the Tables:


TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds through September 30, 1997 for partnerships which completed funding during the three(3)years ending on such date.

TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

Table II summarizes the compensation paid the General Partners and Affiliates by those partnership which completed their offering during the three (3) years ended September 30, 1997.

TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the annual operating results through September 30, 1997 for partnerships which closed their offering during the ten (10) years ending September 30, 1997.

TABLE V - PAYMENT OF MORTGAGE INVESTMENTS

Table V presents information on the payment of the partnership Mortgage Investments within the three (3) years ending September 30, 1997.

     Some of the Mortgage Investments are fractionalized and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                           (AS OF SEPTEMBER 30, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~


                                                                    RMI VI
                                                             --------------
Dollar Amount Offered                                          $12,000,000
Dollar Amount Raised                                           $ 9,772,594
Percentage of Amount Raised                                        100.00%
Less Offering Expenses:
     Organization Expense                                            2.63%
     Selling Commissions Paid to Non-Affiliates                      1.00%
     Selling Commissions Paid to Affiliates                              0
Percentage Available for Investment,
       Net of Offering Expenses                                     96.37%
     Mortgage Investments Funded from Offering
       Proceeds Secured by Deeds of Trust                           86.04%
     Formation Loan (1):                                             6.27%
     Mortgage Investment Commitments                                     0
     Mortgage Investment Application or Mortgage Investment
       Processing Fees                                                   0
     Funds Available for Future
       Commitments                                                   1.06%
     Reserve                                                         3.00%
                                                             ==============
Total                                                               96.37%
                                                             ==============





Date Offering Commenced                                           09/03/87
Length of Offering                                               24 months
Months to Commit 90% of Amount Available for
     Investment(Measured from Beginning of Offering)             25 months

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                           (AS OF SEPTEMBER 30, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                               RMI VII
                                                        ---------------
Dollar Amount Offered                                      $12,000,000
Dollar Amount Raised                                       $11,998,359
Percentage of Amount Raised                                    100.00%
Less Offering Expenses:
     Organization Expense                                        3.55%
Percentage Available for Investment
       Net of Offering Expenses                                 96.45%
     Mortgage   Investments   Funded   from   Offering
Proceeds
       Secured by Deeds of Trust                                86.85%
     Formation Loan (1):                                         7.62%
     Selling Commissions Paid to Non-Affiliates                  1.00%
     Selling Commissions Paid to Affiliates                          0
     Mortgage Investments Commitments (2):                           0
     Mortgage Investment Application or Mortgage
         Investment Processing Fees                                  0
     Funds Available for Future Commitments                          0
     Reserve                                                     0.98%
                                                        ===============
Total                                                           96.45%
                                                        ===============




Date Offering Commenced                                       10/20/89
Length of Offering                                           36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                               38 months



                                                               TABLE II
                                            COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)

                                                                                   RMI VII
                                                                             --------------
Date Offering Commenced                                                           10/20/89
Dollar Amount Raised                                                           $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                 0
       Selling Commissions                                                               0
       Loan Application or Loan
         Processing Fees                                                                 0
       Reimbursement of Expenses, at Cost                                           86,082
       Acquisition Fees                                                                  0
       Advisory Fees                                                                     0
       Other                                                                             0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
          Points (1)                                                            $1,571,815
          Processing Fees (1)                                                       47,676
          Other (1)                                                                  7,217
Dollar Amount of Cash Generated from Operations Before Deducting from
       Payments to General Partners and Affiliates:                              9,940,444
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                                  53,246
       Earnings Distribution                                                        59,785
       Mortgage Servicing Fee                                                      351,062
     Late Charges                                                                        0
       Reimbursement of Expenses, at Cost                                          176,291
     Prepayment Fee                                                                      0


 (1)  These sums were paid by borrowers of partnership funds, and were  not expenses of the partnership.

                                                               TABLE II
                                            COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                                    RMI VI
                                                                             --------------
Date Offering Commenced                                                            9/03/87
Dollar Amount Raised                                                           $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                                 0
       Selling Commissions                                                               0
       Loan Application or Loan Processing Fees                                          0
       Reimbursement of Expenses, at Cost                                          103,708
       Acquisition Fees                                                                  0
       Advisory Fees                                                                     0
       Other                                                                             0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
     Points (1)                                                                 $1,470,079
     Processing Fees (1)                                                            59,948
     Other (1)                                                                       8,181
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to General Partners and Affiliates:                                 $13,013,608
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                                 $74,296
     Earnings Fee                                                                   76,964
     Mortgage Servicing Fee                                                        582,734
     Reimbursement of Expenses, at Cost                                            238,971


(1)  These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1989            1990            1991
                                                                 ------------    ------------    ------------
                                                    5 days in December 1989

Gross Revenues                                                        $1,682        $238,949        $759,828
Less: General Partners' Mgmt Fee                                           0           4,795           7,506
  Mortgage Servicing Fee                                                   0          14,172          42,177
  Administrative Expenses                                                191           5,304          36,595
  Provision for Uncollected Accts                                          0           3,000          19,398
  Amortization of Organization and Syndication Costs                       3             773             894
  Offering Period Interest Expense to Limited Partners                 1,241          14,616          23,114
  Interest Expense                                                         0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                       $247        $196,289        $630,144
                                                                 ------------    ------------    ------------
Sources of Funds - Net Income                                           $247        $196,289        $630,144
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                               28,696               0          13,531
Early Withdrawal Penalties Applied to Synd. Costs                          0               0             370
Increase in Applicant's Deposit                                      163,632          27,290         134,278
Increase in Partners' Capital                                        135,743       2,866,189       4,957,724
                                                                 ------------    ------------    ------------
Cash generated from Operations                                      $328,318      $3,089,768      $5,736,047
Use of Funds-Increase in Assets                                     $287,117      $2,720,557      $5,549,077
Reduction in Liabilities                                                   0          27,876               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                     188           5,094           9,379
  Investment Income Pd to LP's                                            52          58,001         228,039
  Return of Capital to LP's                                                0               0          10,893
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $40,961        $278,240       $(61,341)
Cash at the beginning of the year                                          0         $40,961        $319,201
Cash at the end of the year                                          $40,961        $319,201        $257,860
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $1.46         $108.02         $102.02
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                            $1.46         $102.99          $97.51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $0.38       $35.41(1)       $39.22(1)
  Capital (1)                                                              0               0           $1.87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                       $9.10         $119.03         $109.67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                     $8.33         $113.40         $104.83


NOTES:
(1)  Based upon year's average capital balances.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1992            1993            1994
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,468,593      $1,711,092      $1,489,882
Less: General Partners' Mgmt Fee                                      14,202          16,735          10,008
  Mortgage Servicing Fee                                              53,628          58,802               0
  Administrative Expenses                                             95,526         152,782          78,822
  Provision for Uncollected Accts                                    125,618         235,423         335,955
  Amortization of Organization and Syndication Costs                   2,016           2,016           2,016
  Offering Period Interest Expense to Limited Partners                13,361               0               0
  Interest Expense                                                    68,226         119,351         135,790
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $1,096,016      $1,125,983         927,291
                                                                 ------------    ------------    ------------
Sources of Funds - Net Income                                     $1,096,016      $1,125,983        $927,291
Reduction in Assets                                                        0         883,182               0
Increase in Liabilities                                            1,999,649               0         956,846
Early Withdrawal Penalties Applied to Synd. Costs                      1,173           7,195          10,635
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      4,091,481               0               0
                                                                 ------------    ------------    ------------
Cash generated from Operations                                    $7,188,319      $2,016,360      $1,894,772
Use of Funds-Increase in Assets                                   $6,239,730             -0-      $1,316,184
Reduction in Liabilities                                                   0       1,032,580               0
Decrease in Applicant's Deposit                                      310,539               0               0
Offering Period Interest Expense to Limited Partners                   5,202               0               0
  Investment Income Pd to LP's                                       360,641         339,746         263,206
  Return of Capital to LP's                                          456,787         230,004         340,011
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                  $ (184,580)     $   414,030       $(24,629)
Cash at the beginning of the year                                $   257,860     $    73,280        $487,310
Cash at the end of the year                                                $     $   487,310        $462,681
                                                                      73,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $93.03          $80.06          $62.85
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $89.27          $77.76          $61.09
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $42.48          $26.43          $19.61
  Capital (1)                                                         $53.80          $17.89          $25.34
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                     $100.70          $92.76          $76.88
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $96.64          $89.52          $74.67



NOTES:
(1)  Based upon year's average capital balances.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VII
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)
                                                                                                   9 mths to
                                                                        1995            1996      Sept 30, 1997
                                                                 ------------    ------------     --------------

Gross Revenues                                                    $1,483,881      $1,580,501         $1,206,036
Less: General Partners' Mgmt Fee                                           0               0                  0
  Mortgage Servicing Fee                                              33,394          97,268             51,621
  Administrative Expenses                                             66,371          76,875             65,202
  Provision for Uncollected Accts                                    306,779         419,437            324,027
  Amortization of Organization and Syndication Costs                   2,016             368                  0
  Offering Period Interest Expense to Limited Partners                     0               0                  0
  Interest Expense                                                   163,361         127,454            142,691
                                                                 ------------    ------------     --------------
Net Income (GAAP Basis) dist. to Limited Partners                    911,960         859,099            622,495
                                                                                 ------------     --------------
                                                                 ------------
Sources of Funds - Net Income                                       $911,960        $859,099           $622,495
Reduction in Assets                                                        0       1,110,429                  0
Increase in Liabilities                                               63,206               0          1,262,591
Early Withdrawal Penalties Applied to Synd. Costs                      3,344               0                  0
Increase in Applicant's Deposit                                            0               0                  0
Increase in Partners' Capital -collection on Formation Loan                0               0             71,369
                                                                                 ------------     --------------
                                                                 ------------
Cash generated from Operations                                      $978,510      $1,969,528         $1,956,455
Use of Funds-Increase in Assets                                     $471,434               0          1,350,192
Reduction in Liabilities                                                   0         670,402                  0
Decrease in Applicant's Deposit                                            0               0                  0
Offering Period Interest Expense to Limited Partners                       0               0                  0
  Investment Income Pd to LP's                                       270,760         336,341            291,181
  Return of Capital to LP's                                          184,157         722,536            885,006
                                                                 ------------    ------------     --------------
Net Increase (Decrease) in Cash                                      $52,159        $240,249         $(569,924)
Cash at the beginning of the year                                   $462,681        $514,840           $755,089
Cash at the end of the year                                         $514,840        $755,089           $185,165
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $60.01          $60.22             $45.27
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $58.43          $58.62             $44.39
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $19.69          $23.66             $21.43
  Capital (1)                                                         $13.39          $50.83             $65.14
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $65.75          $63.24                N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $64.01          $61.86                N/A



NOTES:
(1)  Based upon years average capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987         1988(2)            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                       $35,485        $600,194      $1,284,180
Less: General Partners' Mgmt Fee                                         833          15,726               0
  Mortgage Servicing Fee                                               2,659          46,393          90,434
  Administrative Expenses                                                494          19,837          53,083
  Provision for Uncollected Accts                                          0               0          50,631
  Amortization of Organization and Syndication Costs                     102           2,196           2,952
  Offering Period Interest Expense to Limited Partners                 8,072          44,871          18,976
  Interest Expense                                                         0               0         108,883
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                 $   23,325      $  471,171      $  959,221
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                     $   23,325      $  471,171      $  959,221
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                               44,060               0       1,580,600
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                    1,114,238               0               0
Increase in Partners' Capital                                      1,158,336       5,811,540       2,537,274
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $2,339,959      $6,282,711      $5,077,095
Use of Funds-Increase in Assets                                   $1,342,112      $5,836,269      $4,438,494
Reduction in Liabilities                                                   0          37,472               0
Decrease in Applicant's Deposit                                            0         567,520         546,718
Offering Period Interest Expense to Limited Partners                   1,585          16,691           9,802
  Investment Income Pd to LP's                                         7,864         144,038         326,195
  Return of Capital to LP's                                                0               0           8,369
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $988,398      $(319,279)      $(252,483)
Cash at the beginning of the year                                          0        $988,398        $669,119
Cash at the end of the year                                         $988,398        $669,119        $416,636
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $24.33         $101.64         $100.56
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $20.78          $97.18          $96.18
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                       $18.41(1)       $29.19(1)       $44.76(1)
  Capital (1)                                                              0               0           $1.15
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $26.07         $109.34         $107.58
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $22.50         $104.50         $102.92


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,527,697      $1,587,354      $1,661,779
Less: General Partners' Mgmt Fee                                       3,496          14,489          15,287
  Mortgage Servicing Fee                                             105,405          54,390          79,326
  Administrative Expenses                                            113,610          76,692          93,282
  Provision for Uncollected Accts                                     13,687         174,290         266,786
  Amortization of Organization and Syndication Costs                   3,167           3,167           3,166
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   154,187         142,442         145,395
                                                                 ------------    ------------    ------------
 Net Income (GAAP Basis) dist. to Limited Partners                $1,134,145      $1,121,884      $1,058,537
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                     $1,134,145      $1,121,884      $1,058,537
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                    0               0       1,401,613
Early Withdrawal Penalties Applied to Synd. Costs                      3,813           1,345           5,518
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,137,958      $1,123,229      $2,465,668
Use of Funds-Increase in Assets                                     $500,209        $380,888      $2,073,362
Reduction in Liabilities                                             232,193         293,099               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       375,864         341,505         323,037
  Return of Capital to LP's                                          100,628          41,254         232,370
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(70,936)         $66,483      $(163,101)
Cash at the beginning of the year                                   $416,636        $345,700        $412,183
Cash at the end of the year                                         $345,700        $412,183        $249,082
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                        $100.09          $93.40          $82.87
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $95.75          $89.62          $79.88
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $36.01          $30.74          $27.26
  Capital (1)                                                          $9.64           $3.71          $19.61
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                     $108.29          $99.00          $91.00
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                   $103.60          $95.00          $87.71


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,713,378      $1,391,088      $1,277,782
Less: General Partners' Mgmt Fee                                      15,523           8,942               0
  Mortgage Servicing Fee                                              94,306               0          42,056
  Administrative Expenses                                            123,473          59,346          59,656
  Provision for Uncollected Accts                                    420,583         472,967         344,807
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   161,705         185,131         212,915
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $897,788        $664,702        $618,348
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $897,788        $664,702        $618,348
Reduction in Assets                                                  676,847          18,749         749,375
Increase in Liabilities                                                    0         374,511               0
Early Withdrawal Penalties Applied to Synd. Costs                      3,700               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,578,335      $1,057,962      $1,367,723
Use of Funds-Increase in Assets                                            0               0               0
Reduction in Liabilities                                             498,663               0         335,500
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       377,712         303,014         303,098
  Return of Capital to LP's                                          528,737         729,449         892,953
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $173,223         $25,499      $(163,828)
Cash at the beginning of the year                                   $249,082        $422,305        $447,804
Cash at the end of the year                                         $422,305        $447,804        $283,976
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $72.01          $54.95          $53.03
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $69.74          $53.62          $51.79
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $30.57          $24.53          $25.29
  Capital (1)                                                         $42.79          $59.06          $74.51
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $92.72          $49.87          $59.39
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $89.90          $48.66          $58.00


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI VI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                      9-mths to
                                                                        1996      Sept 30, 1997
                                                                 ------------     --------------

Gross Revenues                                                    $1,167,859           $766,812
Less: General Partners' Mgmt Fee                                           0                  0
  Mortgage Servicing Fee                                              44,565             23,200
  Administrative Expenses                                             64,273             53,745
  Provision for Uncollected Accts                                    312,684            182,744
  Amortization of Organization and Syndication Costs                       0                  0
  Offering Period Interest Expense to Limited Partners                     0                  0
  Interest Expense                                                   158,175            106,441
                                                                 ------------     --------------
Net Income (GAAP Basis) dist. to Limited Partners                   $588,162           $400,682
                                                                                  --------------
                                                                 ------------
Sources of Funds - Net Income                                       $588,162           $400,682
Reduction in Assets                                                1,278,214            814,658
Increase in Liabilities                                                    0                  0
Early Withdrawal Penalties Applied to Synd. Costs                          0                  0
Increase in Applicant's Deposit                                            0                  0
Increase in Partners' Capital - Collection of Formation Loan               0             48,377
                                                                 ------------     --------------
Cash generated from Operations                                    $1,866,376         $1,263,717
Use of Funds-Increase in Assets                                            0                  0
Reduction in Liabilities                                             491,978            110,022
Decrease in Applicant's Deposit                                            0                  0
Offering Period Interest Expense to Limited Partners                       0                  0
  Investment Income Pd to LP's                                       294,678            189,519
  Return of Capital to LP's                                        1,183,099          1,006,557
                                                                 ------------     --------------
Net Increase (Decrease) in Cash                                   $(103,379)          $(42,381)
Cash at the beginning of the year                                   $283,976           $180,597
Cash at the end of the year                                         $180,597           $138,216
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $53.50             $39.26
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $52.23             $38.64
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $25.83             $18.23
  Capital (1)                                                        $103.72             $96.83
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $50.71                N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $49.72                N/A


NOTES:
(1)  Based upon years average capital balances
(2)  The offering terminated in September, 1989.



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1986            1987            1988
                                                                 ------------    ------------    ------------
                                                              (1 month only)

Gross Revenues                                                       $20,794        $460,522        $627,223
Less: General Partners' Mgmt Fee                                         342           7,922           5,260
  Mortgage Servicing Fee                                               1,052          40,010          50,274
  Administrative Expenses                                                753          16,702          44,802
  Provision for Uncollected Accts                                      1,740               0          22,119
  Amortization of Organization and Syndication Costs                     271             502             606
  Offering Period Interest Expense to Limited Partners                 7,114          23,135               0
  Interest Expense                                                         0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                     $9,522        $372,251        $504,162
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                         $9,522        $372,251        $504,162
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                7,815               0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                      515,356               0               0
Increase in Partners' Capital                                      1,369,469       3,540,065               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,902,162      $3,912,316        $504,162
Use of Funds-Increase in Assets                                   $1,743,843      $2,842,678        $566,387
Reduction in Liabilities                                                   0           5,169             834
Decrease in Applicant's Deposit                                            0         515,356               0
Offering Period Interest Expense to Limited Partners                   1,790           9,119               0
  Investment Income Pd to LP's                                         2,962         137,682         178,902
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $153,567        $402,312      $(241,961)
Cash at the beginning of the year                                          0        $153,567        $555,879
Cash at the end of the year                                         $153,567        $555,879        $313,918
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $110            $101             $95
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                             $106             $96             $91
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $26             $39             $35
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $114            $103             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $109             $99             $93


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1989            1990            1991
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $755,856        $775,058        $745,102
Less: General Partners' Mgmt Fee                                       9,395           7,323           7,487
  Mortgage Servicing Fee                                              47,501          57,395          29,117
  Administrative Expenses                                             46,129          46,319          67,569
  Provision for Uncollected Accts                                     63,984          51,770          61,411
  Amortization of Organization and Syndication Costs                     631             631             631
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    61,600          67,569          24,462
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $526,616        $544,051        $554,425
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $526,616        $544,051        $554,425
Reduction in Assets                                                        0         591,879          36,728
Increase in Liabilities                                              808,466               0               0
Early Withdrawal Penalties Applied to Synd. Costs                          0           8,003           4,658
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,335,082      $1,143,933     $   595,811
Use of Funds-Increase in Assets                                   $1,272,177               0               0
Reduction in Liabilities                                                   0         586,933          17,593
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       178,180         191,970         172,259
  Return of Capital to LP's                                           78,120         283,253         170,711
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(193,395)         $81,777        $235,248
Cash at the beginning of the year                                   $313,918        $120,523        $202,300
Cash at the end of the year                                         $120,523        $202,300        $437,548
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $93             $94             $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $89             $91             $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $33             $34             $30
  Capital (1)                                                            $14             $49             $29
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107            $106             $99
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $102            $101             $95


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1992            1993            1994
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $840,592        $826,774        $557,036
Less: General Partners' Mgmt Fee                                      14,746          12,084           2,333
  Mortgage Servicing Fee                                              42,526          42,609               0
  Administrative Expenses                                             59,495          80,006          39,594
  Provision for Uncollected Accts                                    114,162         141,059         140,499
  Amortization of Organization and Syndication Costs                     631             631             629
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    68,662          79,848          79,951
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $540,370        $470,537        $294,030
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $540,370        $470,537        $294,030
Reduction in Assets                                                        0         554,553         418,962
Increase in Liabilities                                              945,442               0           9,731
Early Withdrawal Penalties Applied to Synd. Costs                      1,833           1,617             634
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,487,645      $1,026,707        $723,357
Use of Funds-Increase in Assets                                   $1,389,730               0               0
Reduction in Liabilities                                                   0          62,234               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       179,048         233,928         139,550
  Return of Capital to LP's                                         $280,929        $546,248        $640,685
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(362,062)        $184,297       $(56,878)
Cash at the beginning of the year                                   $437,548         $75,486        $259,783
Cash at the end of the year                                          $75,486        $259,783        $202,905
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $89             $77             $50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $85             $75             $49
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $30             $38             $24
  Capital (1)                                                            $47             $89            $110
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $97             $93             $10
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $93             $90             $10


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                 RMI V
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                                       9 mths to
                                                                        1995            1996       Sept 30, 1997
                                                                 ------------    ------------     ---------------

Gross Revenues                                                      $567,540        $419,823            $239,527
Less: General Partners' Mgmt Fee                                           0               0                   0
  Mortgage Servicing Fee                                                   0               0                   0
  Administrative Expenses                                             30,593          31,312              26,217
  Provision for Uncollected Accts                                    182,162          91,880              28,221
  Amortization of Organization and Syndication Costs                     627             741                   0
  Offering Period Interest Expense to Limited Partners                     0               0                   0
  Interest Expense                                                    95,941          77,789              45,660
                                                                 ------------    ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                   $258,217        $218,101            $139,429
                                                                                 ------------     ---------------
                                                                 ------------
Sources of Funds - Net Income                                        258,217         218,101             139,429
Reduction in Assets                                                  464,011       1,003,642             660,361
Increase in Liabilities                                                    0               0                   0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0                   0
Increase in Applicant's Deposit                                            0               0                   0
Increase in Partners' Capital                                              0               0                   0
                                                                                 ------------
                                                                 ------------                     ---------------
Cash generated from Operations                                      $722,228      $1,221,743            $799,790
Use of Funds-Increase in Assets                                            0               0                   0
Reduction in Liabilities                                              69,000         337,607             108,294
Decrease in Applicant's Deposit                                            0               0                   0
Offering Period Interest Expense to Limited Partners                       0               0                   0
  Investment Income Pd to LP's                                       124,329         101,335              62,490
  Return of Capital to LP's                                          689,307         701,283             655,418
                                                                 ------------    ------------
                                                                                                  ---------------
Net Increase (Decrease) in Cash                                   $(160,408)         $81,518           $(26,412)
Cash at the beginning of the year                                   $202,905         $42,497            $124,015
Cash at the end of the year                                          $42,497        $124,015             $97,603
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $50             $48              $34.39
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $49             $47              $33.88
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $23             $21              $14.96
  Capital (1)                                                           $130            $147             $156.91
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $51             $48                 N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $50             $47                 N/A


NOTES:
(1)  Based upon years initial capital balances



                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1985            1986            1987
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $236,437        $870,719      $1,104,423
Less: General Partners' Mgmt Fee                                       5,253          21,185          30,732
  Mortgage Servicing Fee                                              11,375          44,077          93,423
  Administrative Expenses                                              3,384          49,905          66,321
  Provision for Uncollected Accts                                      7,441          22,830         (5,457)
  Amortization of Organization and Syndication Costs                   3,510          13,429           3,953
  Offering Period Interest Expense to Limited Partners                22,680          43,310               0
  Interest Expense                                                         0          35,242          94,461
                                                                 ------------    ------------    ------------
 Net Income (GAAP Basis) dist. to Limited Partners               $   182,794     $   640,741     $   820,990
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                    $   182,794     $   640,741     $   820,990
Reduction in Assets                                                        0               0         559,202
Increase in Liabilities                                                7,669       1,012,556               0
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                      605,351               0               0
Increase in Partners' Capital                                      3,323,145       4,238,412               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $4,118,959      $5,891,709      $1,380,192
Use of Funds-Increase in Assets                                   $3,327,257      $5,131,576               0
Reduction in Liabilities                                                   0               0         277,205
Decrease in Applicant's Deposit                                            0         605,351               0
Offering Period Interest Expense to Limited Partners                  20,118          45,713               0
  Investment Income Pd to LP's                                        73,959         279,521         322,880
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $697,625      $(170,452)        $780,107
Cash at the beginning of the year                                          0        $697,625        $527,173
Cash at the end of the year                                         $697,625        $527,173      $1,307,280
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $137            $120            $101
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                             $126            $114             $97
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $28             $88            $ 41
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $138            $122            $104
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $128            $116            $100


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1988            1989            1990
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,129,031      $1,211,845      $1,277,106
Less: General Partners' Mgmt Fee                                      29,706          34,382          23,258
  Mortgage Servicing Fee                                              88,759          75,527          86,746
  Administrative Expenses                                             63,560          60,693          73,780
  Provision for Uncollected Accts                                     53,594          76,840          31,384
  Amortization of Organization and Syndication Costs                     405           1,974           1,975
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                    85,230         121,043         160,574
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $807,777        $841,386        $899,389
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $807,777         841,386        $899,389
Reduction in Assets                                                        0               0               0
Increase in Liabilities                                                    0         506,746         567,797
Early Withdrawal Penalties Applied to Synd. Costs                          0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $807,777      $1,348,132      $1,467,186
Use of Funds-Increase in Assets                                   $1,346,774      $1,282,363        $826,609
Reduction in Liabilities                                             136,669               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       290,113         259,531         293,775
  Return of Capital to LP's                                                0             353          94,721
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                  $ (965,779)      $(194,115)        $252,081
Cash at the beginning of the year                                 $1,307,280        $341,501        $147,386
Cash at the end of the year                                         $341,501        $147,386        $399,467
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $93             $94
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $91             $89             $90
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $35             $29             $31
  Capital (1)                                                              0               0             $10
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $94            $101             $94
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $90             $97             $90


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1991            1992            1993
                                                                 ------------    ------------    ------------

Gross Revenues                                                    $1,261,526      $1,329,074      $1,186,369
Less: General Partners' Mgmt Fee                                      12,644           6,306          12,315
  Mortgage Servicing Fee                                                   0          44,638          71,037
  Administrative Expenses                                             90,490          70,546          62,545
  Provision for Uncollected Accts                                    165,786         295,550         367,250
  Amortization of Organization and Syndication Costs                   1,975           1,975           1,975
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                   118,355         122,990               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $872,276        $787,069        $671,247
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $872,276        $787,069        $671,247
Reduction in Assets                                                        0       1,548,510         607,766
Increase in Liabilities                                                3,732               0               0
Early Withdrawal Penalties Applied to Synd. Costs                      2,329             958             118
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $878,337      $2,336,537      $1,279,131
Use of Funds-Increase in Assets                                     $103,300               0               0
Reduction in Liabilities                                                   0       1,670,953           9,828
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       327,082         331,750         292,590
  Return of Capital to LP's                                          454,911         613,524         742,194
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $(6,956)      $(279,690)        $234,519
Cash at the beginning of the year                                   $399,467        $392,511        $112,822
Cash at the end of the year                                         $392,511        $112,821        $347,341
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $87             $79             $68
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $84             $76             $66
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $33             $33             $30
  Capital (1)                                                            $45             $61             $75
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $87             $90             $82
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $83             $87             $79


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI IV
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1994            1995            1996
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $994,076      $1,016,152        $954,899
Less: General Partners' Mgmt Fee                                      11,687          10,959          10,309
  Mortgage Servicing Fee                                              88,072          73,032          46,809
  Administrative Expenses                                             56,734          54,789          57,868
  Provision for Uncollected Accts                                    243,856         189,026         218,317
  Amortization of Organization and Syndication Costs                   1,975           1,241               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
  Interest Expense                                                     9,585         139,708         123,308
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $582,167        $547,397        $498,288
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $582,167        $547,397        $498,288
Reduction in Assets                                                        0               0       1,016,682
Increase in Liabilities                                            1,111,875         396,156               0
Early Withdrawal Penalties Applied to Synd. Costs                      1,400               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,695,442        $943,553      $1,514,970
Use of Funds-Increase in Assets                                     $520,319         $74,528              $0
Reduction in Liabilities                                                   0               0         309,097
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       261,074         233,353         212,280
  Return of Capital to LP's                                          907,454         864,922         728,553
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                       $6,595      $(229,250)        $265,040
Cash at the beginning of the year                                   $347,341        $353,936        $124,686
Cash at the end of the year                                         $353,936        $124,686        $389,726
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $62             $63             $61
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $60             $61             $60
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $26             $25
  Capital (1)                                                            $95             $97             $87
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $44             $67             $62
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $43             $66             $60


NOTES:
(1)  Based upon years initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI IV
                           (AS OF SEPTEMBER 30, 1997)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                9 mths to
                                                            Sept 30, 1997
                                                            --------------

Gross Revenues                                                   $694,944
Less: General Partners' Mgmt Fee                                    7,396
  Mortgage Servicing Fee                                           26,160
  Administrative Expenses                                          51,558
  Provision for Uncollected Accts                                 165,540
  Amortization of Organization and Syndication Costs                    0
  Offering Period Interest Expense to Limited Partners                  0
  Interest Expense                                                 89,083
                                                            --------------
Net Income (GAAP Basis) dist. to Limited Partners                $355,207
                                                            --------------
Sources of Funds - Net Income                                     355,207
Reduction in Assets                                                     0
Increase in Liabilities                                           297,222
Early Withdrawal Penalties Applied to Synd. Costs                       0
Increase in Applicant's Deposit                                         0
Increase in Partners' Capital                                           0
                                                            --------------
Cash generated from Operations                                   $652,429
Use of Funds-Increase in Assets                                  $130,606
Reduction in Liabilities                                                0
Decrease in Applicant's Deposit                                         0
Offering Period Interest Expense to Limited Partners                    0
  Investment Income Pd to LP's                                    150,749
  Return of Capital to LP's                                       471,896
                                                            --------------
Net Increase (Decrease) in Cash                                $(100,822)
Cash at the beginning of the year                                $389,726
Cash at the end of the year                                      $288,904
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $45
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $45
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $19
  Capital (1)                                                         $59
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      N/A
Federal Income Tax Results for $1,000 Invested for a
Limited
  Partner Receiving Monthly Earnings Distributions                    N/A



NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $121,765        $215,150        $200,934
Less: General Partners' Mgmt Fee                                       5,878          11,488          12,240
  Mortgage Servicing Fee                                               5,384           9,421          12,118
  Administrative Expenses                                              4,001           7,368          16,210
  Provision for Uncollected Accts                                      1,228          10,420           7,612
  Amortization of Organization and Syndication Costs                     789           1,051           1,051
  Offering Period Interest Expense to Limited Partners                 4,501               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,984        $175,402        $151,703
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,984        $175,402        $151,703
Decrease in Assets                                                         0               0          73,219
Increase in Liabilities                                               15,080               0             914
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                      1,429,624               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,544,688        $175,402        $225,836
Use of Funds-Increase in Assets                                   $1,476,990         $47,801               0
Decrease in Liabilities                                                    0          14,848               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,333          77,652          58,391
  Return of Capital to LP's                                                0               0               0
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $27,365         $35,101        $167,445
Cash at the beginning of the year                                          0         $27,365         $62,466
Cash at the end of the year                                          $27,365         $62,466        $229,911
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $123            $119             $97
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                             $121            $114             $93
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $27             $52             $37
  Capital (1)                                                              0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $124            $120             $96
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $121            $113             $92


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $165,951        $190,856        $211,062
Less: General Partners' Mgmt Fee                                       1,050               0           3,408
  Mortgage Servicing Fee                                               3,989           8,678          11,179
  Administrative Expenses                                             14,664          16,186          16,281
  Provision for Uncollected Accts                                     13,886          22,486          30,612
  Amortization of Organization and Syndication Costs                     462             578             990
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,900        $142,928        $148,592
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,900        $142,928        $148,592
Decrease in Assets                                                    48,139               0               0
Increase in Liabilities                                                2,656           1,580               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $182,695        $144,508        $148,592
Use of Funds-Increase in Assets                                            0        $290,071          $5,767
Decrease in Liabilities                                                    0               0           4,532
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        53,836          61,267          94,559
  Return of Capital to LP's                                                0               0         116,362
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $128,859      $(206,830)     $  (72,628)
Cash at the beginning of the year                                   $229,911        $358,770        $151,940
Cash at the end of the year                                         $358,770        $151,940         $79,312
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $78             $81             $83
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $76             $78             $80
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $35             $51
  Capital (1)                                                              0               0             $63
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $79             $82             $83
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $76             $79             $80


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $196,540        $169,921        $177,555
Less: General Partners' Mgmt Fee                                      12,833          11,454           7,915
  Mortgage Servicing Fee                                               9,561           8,008           9,842
  Administrative Expenses                                             12,596          12,399          22,371
  Provision for Uncollected Accts                                      5,828           4,040           9,977
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0             $57
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $155,722        $134,020        $127,393
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $155,722        $134,020        $127,393
Decrease in Assets                                                   124,828         229,739               0
Increase in Liabilities                                                    0             735             764
Increase in Applicant's Deposit                                            0               0          80,000
Increase in Partners' Capital                                              0               0         345,151
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $280,550        $364,494        $553,308
Use of Funds-Increase in Assets                                            0               0         206,184
Decrease in Liabilities                                                1,279               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                       123,195          96,512          84,590
  Return of Capital to LP's                                          219,305         238,846         230,697
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(63,229)         $29,136         $31,837
Cash at the beginning of the year                                    $79,312         $16,083         $45,219
Cash at the end of the year                                          $16,083         $45,219         $77,056
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $94             $90             $88
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $90             $87             $85
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $69             $61             $61
  Capital (1)                                                           $123            $150            $166
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98            $111             $97
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $107             $93             $94


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $236,762        $165,126        $166,111
Less: General Partners' Mgmt Fee                                       2,993           6,065           6,399
  Mortgage Servicing Fee                                              11,917          12,068          11,267
  Administrative Expenses                                             23,634          15,883          16,954
  Provision for Uncollected Accts                                     66,633             683              43
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                  $242            $396             $54
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $131,343        $130,031        $131,394
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $131,343        $130,031        $131,394
Decrease in Assets                                                   128,311             -0-               0
Increase in Liabilities                                                    0           3,818             324
Increase in Applicant's Deposit                                       10,000               0               0
Increase in Partners' Capital                                        110,242         290,396          25,054
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $379,896        $424,245        $156,772
Use of Funds-Increase in Assets                                            0         192,646          67,506
Decrease in Liabilities                                                1,099               0               0
Decrease in Applicant's Deposit                                            0          90,000               0
Offering Period Interest Expense to Limited Partners                     173             283              54
  Investment Income Pd to LP's                                        85,197          77,734          81,250
  Return of Capital to LP's                                          236,366         129,391          65,478
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,061       $(65,809)       $(57,516)
Cash at the beginning of the year                                    $77,056        $134,117         $68,308
Cash at the end of the year                                         $134,117         $68,308         $10,792
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $82             $80             $77
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $79             $77             $74
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $55             $53             $48
  Capital (1)                                                           $153             $88             $39
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $116             $81             $71
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $112             $79             $69


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI III
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                       9 mths to
                                                                        1996       Sept 30, 1997
                                                                 ------------      --------------

Gross Revenues                                                      $166,395            $118,999
Less: General Partners' Mgmt Fee                                       2,191               1,673
  Mortgage Servicing Fee                                              14,696               4,166
  Administrative Expenses                                             14,270              11,969
  Provision for Uncollected Accts                                      8,279               8,542
  Amortization of Organization and Syndication Costs                       0                   0
  Offering Period Interest Expense to Limited Partners                     0                   0
                                                                 ------------      --------------
Net Income (GAAP Basis) dist. to Limited Partners                   $126,959             $92,649
                                                                                   --------------
                                                                 ------------
Sources of Funds - Net Income                                       $126,959             $92,649
Decrease in Assets                                                   134,161                   0
Increase in Liabilities                                                2,458                   0
Increase in Applicant's Deposit                                            0                   0
Increase in Partners' Capital                                         70,000                   0
                                                                 ------------      --------------
Cash generated from Operations                                      $333,578             $92,649
Use of Funds-Increase in Assets                                            0              73,124
Decrease in Liabilities                                                    0               6,724
Decrease in Applicant's Deposit                                            0                   0
Offering Period Interest Expense to Limited Partners                       0                   0
  Investment Income Pd to LP's                                        79,413              57,852
  Return of Capital to LP's                                           30,874              35,395
                                                                 ------------
                                                                                   --------------
Net Increase (Decrease) in Cash                                     $223,291           $(80,446)
Cash at the beginning of the year                                    $10,792            $234,083
Cash at the end of the year                                         $234,083            $153,637
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $72                 $52
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $70                 $51
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $47                 $33
  Capital (1)                                                            $18                 $20
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $57                 N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $56                 N/A


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,656        $218,404        $210,308
Less: General Partners' Mgmt Fee                                      13,621          14,712          15,480
  Mortgage Servicing Fee                                               9,591          11,334          13,950
  Administrative Expenses                                              6,089           7,500          13,922
  Provision for Uncollected Accts                                      8,282          12,056           4,132
  Amortization of Organization and Syndication Costs                     755             831             584
  Offering Period Interest Expense to Limited Partners                   211               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $169,107        $171,971        $162,240
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $169,107        $171,971        $162,240
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             217               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                        116,982          10,320               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $286,089        $182,508        $162,240
Use of Funds-Increase in Assets                                     $221,005         $44,365         $10,802
Decrease in Liabilities                                                1,277               0             340
Decrease in Applicant's Deposit                                      113,968               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        65,285          75,311          50,444
  Return of Capital to LP's                                                0               0          70,043
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(115,446)         $62,832         $30,612
Cash at the beginning of the year                                   $177,223         $61,777        $124,609
Cash at the end of the year                                          $61,777        $124,609        $155,221
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $130            $122            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                             $123            $116            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $54             $53             $33
  Capital (1)                                                              0               0             $46
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $130            $122            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                      $123            $116            $104


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $208,807        $232,361        $190,156
Less: General Partners' Mgmt Fee                                      16,238          16,619          14,306
  Mortgage Servicing Fee                                              16,558          17,876          10,740
  Administrative Expenses                                             16,116          16,759          10,208
  Provision for Uncollected Accts                                          0          19,946           4,666
  Amortization of Organization and Syndication Costs                       0             -0-             -0-
  Offering Period Interest Expense to Limited Partners                     0             -0-             -0-
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $159,895        $161,161        $150,236
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $159,895        $161,161        $150,236
Decrease in Assets                                                    55,985               0         258,519
Increase in Liabilities                                                    0           6,421               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $215,880        $167,582        $408,755
Use of Funds-Increase in Assets                                            0        $123,504               0
Decrease in Liabilities                                                8,607               0           7,854
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        45,516          66,746          70,915
  Return of Capital to LP's                                              -0-         264,015         327,020
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $161,757      $(286,683)          $2,966
Cash at the beginning of the year                                   $155,221        $316,978         $30,295
Cash at the end of the year                                         $316,978         $30,295         $33,261
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $100            $100            $109
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $97             $96            $104
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $29             $40             $47
  Capital (1)                                                             $0            $156            $215
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $102            $115            $109
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $97            $110            $106


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $131,811         $93,683         $92,678
Less: General Partners' Mgmt Fee                                      11,221               0               0
  Mortgage Servicing Fee                                               5,395               0           2,156
  Administrative Expenses                                             10,146          10,950          12,948
  Provision for Uncollected Accts                                      5,434          57,690          16,886
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $99,615         $25,043         $60,688
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $99,615         $25,043         $60,688
Decrease in Assets                                                    58,107          69,363               0
Increase in Liabilities                                                    0          11,604               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $157,722        $106,010         $60,688
Use of Funds-Increase in Assets                                            0               0          11,908
Decrease in Liabilities                                                  845               0           9,935
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        40,172          27,856           5,765
  Return of Capital to LP's                                          130,796          54,362          66,267
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(14,091)         $23,792       $(33,187)
Cash at the beginning of the year                                   $ 33,261         $19,170         $42,962
Cash at the end of the year                                         $ 19,170         $42,962          $9,775
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $83             $20             $53
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $80             $20             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $32             $23              $5
  Capital (1)                                                           $103             $45             $58
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $88             $15             $67
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $85             $16             $67


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $130,958        $102,122        $100,734
Less: General Partners' Mgmt Fee                                       1,523           3,533           9,858
  Mortgage Servicing Fee                                               8,626           7,131           6,124
  Administrative Expenses                                             10,950          14,130          10,232
  Provision for Uncollected Accts                                     68,644          33,851          27,874
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $41,215         $43,477         $46,646
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $41,215         $43,477         $46,646
Decrease in Assets                                                   213,667               0         121,620
Increase in Liabilities                                                    0             535           4,723
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                   $   254,882     $    44,012     $   172,989
Use of Funds-Increase in Assets                                            0     $    99,062               0
Decrease in Liabilities                                                  355               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,423          19,630          21,689
  Return of Capital to LP's                                           78,361          87,614         100,673
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $159,743      $(162,294)         $50,627
Cash at the beginning of the year                                     $9,775        $169,518          $7,224
Cash at the end of the year                                         $169,518          $7,224         $57,851
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $37             $41             $48
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                              $37             $41             $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $15             $18             $21
  Capital (1)                                                            $69             $81             $99
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $100            $(6)             $77
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                       $98            $(6)             $75


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                RMI II
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                     9 mths to
                                                                     1996        Sept 30, 1997
                                                              ------------      ---------------

Gross Revenues                                                   $100,382              $65,723
Less: General Partners' Mgmt Fee                                    3,061                2,152
  Mortgage Servicing Fee                                           18,314                2,989
  Administrative Expenses                                          10,597                8,644
  Provision for Uncollected Accts                                  20,670               12,685
  Amortization of Organization and Syndication Costs                    0                    0
  Offering Period Interest Expense to Limited Partners                  0                    0
                                                              ------------      ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $47,740              $39,253
                                                                                ---------------
                                                              ------------
Sources of Funds - Net Income                                      47,740               39,253
Decrease in Assets                                                168,233                    0
Increase in Liabilities                                                 0                    0
Increase in Applicant's Deposit                                         0                    0
Increase in Partners' Capital                                           0                    0
                                                              ------------      ---------------
Cash generated from Operations                                   $215,973               39,253
Use of Funds-Increase in Assets                                         0               64,154
Decrease in Liabilities                                             6,572               17,788
Decrease in Applicant's Deposit                                         0                    0
Offering Period Interest Expense to Limited Partners                    0                    0
  Investment Income Pd to LP's                                     21,264               17,647
  Return of Capital to LP's                                        89,158               73,294
                                                              ------------
                                                                                ---------------
Net Increase (Decrease) in Cash                                   $98,979           $(133,630)
Cash at the beginning of the year                                 $57,851             $156,830
Cash at the end of the year                                      $156,830              $23,200
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $53                  $46
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Disrtibution (GAAP Basis)                           $51                  $45
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $23                  $20
  Capital (1)                                                         $95                  $84
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $49                  N/A
Federal Income Tax Results for $1,000 Invested for a Limited
  Partner Receiving Monthly Earnings Distributions                    $48                  N/A


NOTES:
(1)  Based upon years initial capital balances

                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $188,289        $205,116        $206,710
Less: General Partners' Mgmt Fee                                       1,539           1,434           1,491
  Mortgage Servicing Fee                                              10,735          11,808          13,240
  Administrative Expenses                                              2,734           8,476          15,253
  Provision for Uncollected Accts                                     22,278          51,508          15,498
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $151,003        $131,890        $161,228
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $151,003        $131,890        $161,228
Decrease in Assets                                                         0               0               0
Increase in Liabilities                                                    0             591           4,677
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $151,003        $132,481        $165,905
Use of Funds-Increase in Assets                                     $209,076          $8,249         $42,076
Decrease in Liabilities                                                  952               0               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                         2,205          15,746          14,701
  Return of Capital to LP's                                           53,363         100,073          76,449
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(114,593)          $8,413         $32,679
Cash at the beginning of the year                                   $187,939         $73,346         $81,759
Cash at the end of the year                                          $73,346         $81,759        $114,438
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $107             $87            $105
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                              $2             $10              $9
  Capital (1)                                                            $37             $65             $49
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                        $107             $87            $105


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $207,133        $217,668        $209,477
Less: General Partners' Mgmt Fee                                       9,278          12,359          12,504
  Mortgage Servicing Fee                                              13,099          14,742          12,654
  Administrative Expenses                                             15,674          15,015          12,971
  Provision for Uncollected Accts                                     16,734          23,499           7,993
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $152,348        $152,053        $163,355
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $152,348        $152,053        $163,355
Decrease in Assets                                                    34,814               0               0
Increase in Liabilities                                                    0           4,608               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $187,162        $156,661        $163,355
Use of Funds-Increase in Assets                                            0         $85,795         $86,738
Decrease in Liabilities                                                1,142               0           6,916
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        16,331          25,710          37,745
  Return of Capital to LP's                                          112,317         113,029         119,469
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $57,372       $(67,873)       $(87,513)
Cash at the beginning of the year                                   $114,438        $171,810        $103,937
Cash at the end of the year                                         $171,810        $103,937         $16,424
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $96             $95            $101
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $10             $16             $23
  Capital (1)                                                            $69             $69             $72
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $96             $95            $101


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $187,920        $152,401        $143,619
Less: General Partners' Mgmt Fee                                      12,398          11,129               0
  Mortgage Servicing Fee                                              10,551               0           3,562
  Administrative Expenses                                             10,999          12,481          20,051
  Provision for Uncollected Accts                                      5,681          56,012          52,860
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $148,291         $72,779         $67,146
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $148,291         $72,779         $67,146
Decrease in Assets                                                   226,219               0               0
Increase in Liabilities                                                    0          11,215               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $374,510         $83,994         $67,146
Use of Funds-Increase in Assets                                            0         $67,263         $51,385
Decrease in Liabilities                                                2,500               0          10,129
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        51,260          25,014           7,600
  Return of Capital to LP's                                          149,425          93,506          66,017
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $171,325      $(101,789)       $(67,985)
Cash at the beginning of the year                                    $16,424        $187,749         $85,960
Cash at the end of the year                                         $187,749         $85,960         $17,975
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $92             $45             $43
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $31             $15              $5
  Capital (1)                                                            $90             $58             $42
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                         $98             $40             $77


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $214,168        $151,237        $153,757
Less: General Partners' Mgmt Fee                                       1,942           3,819           5,597
  Mortgage Servicing Fee                                              12,231           9,961           9,579
  Administrative Expenses                                             31,039          23,433          11,724
  Provision for Uncollected Accts                                     96,493          37,822          48,471
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                    $72,463         $76,202         $78,386
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                        $72,463         $76,202         $78,386
Decrease in Assets                                                   207,128               0          41,320
Increase in Liabilities                                                9,332               0              16
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $288,923         $76,202        $119,722
Use of Funds-Increase in Assets                                            0         $75,654               0
Decrease in Liabilities                                                    0           9,152               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        18,867          28,658          28,580
  Return of Capital to LP's                                           78,090          69,512         124,513
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                     $191,966      $(106,774)       $(33,371)
Cash at the beginning of the year                                    $17,975        $209,941        $103,167
Cash at the end of the year                                         $209,941        $103,167         $69,796
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $47             $50             $53
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $12             $19             $19
  Capital (1)                                                            $50             $45             $82
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                          $9           $(18)             $80


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                                  RMI
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    9 mths to
                                                                     1996       Sept 30, 1997
                                                              ------------     ---------------

Gross Revenues                                                   $135,273              96,232
Less: General Partners' Mgmt Fee                                   10,686               2,590
  Mortgage Servicing Fee                                           24,133               4,555
  Administrative Expenses                                          12,170              10,505
  Provision for Uncollected Accts                                   8,845              14,218
  Amortization of Organization and Syndication Costs                    0                   0
  Offering Period Interest Expense to Limited Partners                  0                   0
                                                              ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $79,439             $64,364
                                                                               ---------------
                                                              ------------
Sources of Funds - Net Income                                     $79,439             $64,364
Decrease in Assets                                                208,623                   0
Increase in Liabilities                                            23,127                   0
Increase in Applicant's Deposit                                         0                   0
Increase in Partners' Capital                                           0                   0
                                                              ------------     ---------------
Cash generated from Operations                                   $311,189             $64,364
Use of Funds-Increase in Assets                                        $0            $168,074
Decrease in Liabilities                                                 0              24,992
Decrease in Applicant's Deposit                                         0                   0
Offering Period Interest Expense to Limited Partners                    0                   0
  Investment Income Pd to LP's                                     25,439              20,965
  Return of Capital to LP's                                       101,605              91,030
                                                              ------------
                                                                               ---------------
Net Increase (Decrease) in Cash                                  $184,145          $(240,697)
Cash at the beginning of the year                                 $69,796            $253,941
Cash at the end of the year                                      $253,941             $13,244
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                         $56                 $47
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $18                 $15
  Capital (1)                                                         $71                 $65
Federal Income Tax Results for $1,000 Invested Capital
  for a Compounding Ltd. Partner                                      $31                 N/A


NOTES:
(1)  Based upon years initial capital balances


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1984            1985            1986
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $592,783        $567,307        $515,812
Less: General Partners' Mgmt Fee                                      28,027           5,366           5,336
  Mortgage Servicing Fee                                              28,169          33,756          42,630
  Administrative Expenses                                             28,900          34,833          58,759
  Provision for Uncollected Accts                                     77,966         155,408         171,844
  Amortization of Organization and Syndication Costs                   2,123           1,132           1,877
  Offering Period Interest Expense to Limited Partners                 3,529           2,997           1,849
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $424,069        $333,815        $233,518
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $424,069        $333,815         233,518
Decrease in Assets                                                   274,181         873,340         919,823
Increase in Liabilities                                                1,323           3,129           6,384
Increase in Applicant's Deposit                                       42,433               0               0
Increase in Partners' Capital                                        233,005         228,018         223,959
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $975,011      $1,438,302      $1,383,684
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                    0               0               0
Decrease in Applicant's Deposit                                            0          44,725          15,712
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        95,851         123,166         125,074
  Return of Capital to LP's                                          969,496       1,521,375       1,171,920
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(90,336)      $(250,964)         $70,979
Cash at the beginning of the year                                   $432,118        $341,782         $90,818
Cash at the end of the year                                         $341,782        $ 90,818        $161,797
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $59             $47             $32
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $128            $122            $108
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $13             $18             $23
    Capital (1)                                                         $130            $224            $216
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0               0               0
    Capital (1)                                                            0               0               0
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $59             $47             $32
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $130            $123            $110


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1987            1988            1989
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $454,722        $327,040        $355,951
Less: General Partners' Mgmt Fee                                       6,884           7,631           8,223
  Mortgage Servicing Fee                                              26,258          25,206           9,007
  Administrative Expenses                                             45,785          40,102          27,002
  Provision for Uncollected Accts                                    140,639          75,443         170,176
  Amortization of Organization and Syndication Costs                     800             793               0
  Offering Period Interest Expense to Limited Partners                   255               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $234,101        $177,865        $141,543
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $234,101        $177,865        $141,543
Decrease in Assets                                                   977,963         963,036         423,042
Increase in Liabilities                                                    0           4,680               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                         70,223               1               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                    $1,282,287      $1,145,582        $564,585
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                9,039               0           6,543
Decrease in Applicant's Deposit                                       56,068               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        50,657          59,413          33,471
  Return of Capital to LP's                                        1,249,210         765,486         604,010
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                    $(82,687)        $320,683       $(79,439)
Cash at the beginning of the year                                   $161,797         $79,110        $399,793
Cash at the end of the year                                          $79,110        $399,793        $320,354
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $37             $28             $18
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $100             $98             $92
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $12             $17             $10
    Capital (1)                                                         $292            $243            $243
  CMI  II (New Portfolio of CMI)
    Income (1)                                                             0              $6              $9
    Capital (1)                                                            0              $6             $21
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $37             $28             $19
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $102            $101             $96


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1990            1991            1992
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $294,299        $310,196        $279,365
Less: General Partners' Mgmt Fee                                       9,821          18,751          17,149
  Mortgage Servicing Fee                                              12,034          18,904          21,171
  Administrative Expenses                                             22,840          23,084          24,763
  Provision for Uncollected Accts                                    129,980          80,123          32,831
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $119,624        $169,334        $183,451
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $119,624        $169,334        $183,451
Decrease in Assets                                                   287,077         298,408               0
Increase in Liabilities                                                    0          14,202               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $406,701        $481,944        $183,451
Use of Funds-Increase in Assets                                            0               0          74,593
Decrease in Liabilities                                                1,718               0           2,981
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        28,704          46,573          48,497
  Return of Capital to LP's                                          477,549         356,864         259,493
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                   $(101,270)         $78,507      $(202,113)
Cash at the beginning of the year                                   $320,354        $219,084        $297,591
Cash at the end of the year                                         $219,084        $297,591         $95,478
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                  $7             $58             $82
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $93             $81             $82
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                            $3             $18             $18
    Capital (1)                                                         $249            $204            $142
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $20             $18             $22
    Capital (1)                                                          $20             $63             $81
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)                $7            $105             $75
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                 $100            $101             $75


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1993            1994            1995
                                                                 ------------    ------------    ------------

Gross Revenues                                                      $258,338        $204,608        $210,590
Less: General Partners' Mgmt Fee                                      16,318          15,274          14,180
  Mortgage Servicing Fee                                              18,665          12,451          18,193
  Administrative Expenses                                             17,943          16,687          14,485
  Provision for Uncollected Accts                                     72,551          74,215          69,692
  Amortization of Organization and Syndication Costs                       0               0               0
  Offering Period Interest Expense to Limited Partners                     0               0               0
                                                                 ------------    ------------    ------------
Net Income (GAAP Basis) dist. to Limited Partners                   $132,861        $ 85,981         $94 040
                                                                                 ------------    ------------
                                                                 ------------
Sources of Funds - Net Income                                       $132,861         $85,981         $94,040
Decrease in Assets                                                   220,577         140,444          29,224
Increase in Liabilities                                                    0               0               0
Increase in Applicant's Deposit                                            0               0               0
Increase in Partners' Capital                                              0               0               0
                                                                                 ------------    ------------
                                                                 ------------
Cash generated from Operations                                      $353,438        $226,425        $123,264
Use of Funds-Increase in Assets                                            0               0               0
Decrease in Liabilities                                                2,954           2,600               0
Decrease in Applicant's Deposit                                            0               0               0
Offering Period Interest Expense to Limited Partners                       0               0               0
  Investment Income Pd to LP's                                        37,370          26,841          33,554
  Return of Capital to LP's                                          235,477         188,064         214,560
                                                                 ------------    ------------    ------------
Net Increase (Decrease) in Cash                                      $77,637          $8,920      $(124,850)
Cash at the beginning of the year                                    $95,478        $173,115        $182,035
Cash at the end of the year                                         $173,115        $182,035         $57,185
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                 $61             $42             $50
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                   $61             $42             $50
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                           $18             $17             $24
    Capital (1)                                                         $138            $122            $137
  CMI  II (New Portfolio of CMI)
    Income (1)                                                           $14             $10             $12
    Capital (1)                                                          $77             $64             $89
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)               $23             $53             $93
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI                                                                  $23             $53             $93


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984


                                                               TABLE III
                                            OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                                          CMI (CONSOLIDATED)
                                                      (AS OF SEPTEMBER 30, 1997)
                                       (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                                    9 mths to
                                                                     1996       Sept 30, 1997
                                                              ------------     ---------------

Gross Revenues                                                   $193,218            $139,506
Less: General Partners' Mgmt Fee                                   13,117               9,265
  Mortgage Servicing Fee                                           18,050              11,344
  Administrative Expenses                                          14,341              12,306
  Provision for Uncollected Accts                                  49,281              27,979
  Amortization of Organization and Syndication Costs                    0                   0
  Offering Period Interest Expense to Limited Partners                  0                   0
                                                              ------------     ---------------
Net Income (GAAP Basis) dist. to Limited Partners                 $98,429             $78,612
                                                                               ---------------
                                                              ------------
Sources of Funds - Net Income                                     $98,429             $78,612
Decrease in Assets                                                143,063             124,658
Increase in Liabilities                                             3,900                   0
Increase in Applicant's Deposit                                         0                   0
Increase in Partners' Capital                                           0                   0
                                                              ------------     ---------------
Cash generated from Operations                                   $245,392            $203,270
Use of Funds-Increase in Assets                                         0                   0
Decrease in Liabilities                                                 0               3,900
Decrease in Applicant's Deposit                                         0                   0
Offering Period Interest Expense to Limited Partners                    0                   0
  Investment Income Pd to LP's                                     28,260              24,676
  Return of Capital to LP's                                       189,391             147,150
                                                              ------------
                                                                               ---------------
Net Increase (Decrease) in Cash                                   $27,741             $27,544
Cash at the beginning of the year                                 $57,185             $84,926
Cash at the end of the year                                       $84,926            $112,470
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                              $57                 $48
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                $57                 $48
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                        $21                 $15
    Capital (1)                                                      $149                $120
  CMI  II (New Portfolio of CMI)
    Income (1)                                                        $12                 $14
    Capital (1)                                                       $74                 $66
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)            $84                 N/A
  Ordinary Income from Operations CMI II (New Portfolio of            $84                 N/A
    CMI


NOTES:
(1)  Based upon years initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
==================== ================== ====================== ====================== ===================== -------------------
PROPERTY                        FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/            PROCEEDS
                                                                              AMOUNT             LATE/MISC             TO DATE
==================== ================== ====================== ====================== ===================== -------------------
Contra Costa                  05/01/93               10/14/94               50000.00               8069.18            58069.18
Sonoma                        03/15/94               11/04/94              151875.00              11638.07           163513.07
Santa Clara                   06/01/93               03/13/95               99000.00              17191.42           116191.42
San Mateo                     07/19/94               06/20/95               40000.00               3076.20            43076.20
Santa Clara                   06/04/93               12/31/95              100000.00              26825.94           126825.94
Santa Clara                   05/31/95               02/09/96              278207.20              17936.60           296143.80
San Mateo                     10/08/93               02/15/96              130000.00             *29280.87           159280.87
Santa Clara                   12/29/94               03/13/96              250000.00             *17701.60           267701.60
San Mateo                     02/21/96               05/20/96               58500.00              *1932.93            60432.93
San Mateo                     11/15/94               05/30/96              213717.85             *18344.35           232062.20
San Mateo                     09/15/95               06/06/96             3277600.49            *355868.81        3,633,469.30
Marin                         05/05/94               06/14/96              300000.00             *65081.60           365081.60
Alameda                       12/05/95               07/24/96               49753.82              *2853.90            52607.72
Alameda                       11/29/94               08/05/96               60000.00             *10253.51            70253.51
Monterey                      02/14/95               08/30/96              239507.90             *34227.09           273734.99
Marin                         05/11/95               11/06/96               50000.00              *8446.53            58446.53
San Mateo                     03/22/94               11/15/96              100000.00             *25983.46           125983.46
Alameda                       08/05/94               11/22/96              410000.00             *88249.87           498249.87
San Mateo                     04/30/96               12/11/96              453720.67             *25915.39           479636.06
San Francisco                 03/27/96               03/18/97              125000.00              14059.97           139059.97
San Francisco                 04/15/93               03/19/97               70125.00              22935.84            93060.84
San Mateo                     03/09/95               03/27/97               80000.00              18925.90            98952.90
San Mateo                     04/11/96               04/21/97              325000.00              32826.90           357826.90
Sonoma                        03/04/94               04/25/97               93400.00              27746.86           121146.86
Tuolomne                      03/26/93               05/14/97              100000.00              43838.58           143838.58
Santa Clara                   06/30/95               06/06/97               44000.00               9251.29            53251.29
Marin                         10/17/95               06/09/97              770000.00             105256.69           875256.69
San Mateo                     08/09/96               06/24/97               65000.00               6511.02            71511.02
Stanislaus                    08/04/95               09/08/97               50000.00              10746.68            60746.68
San Francisco                 09/12/95               10/01/97              250000.00              57678.67           307678.67



-------------------- ------------------ ---------------------- ---------------------- --------------------- -------------------

         MULTIPLE 5+ UNITS (county)
==================== ================== ====================== ====================== ===================== -------------------
PROPERTY                        FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/            PROCEEDS
                                                                              AMOUNT             LATE/MISC             TO DATE
==================== ================== ====================== ====================== ===================== -------------------
Alameda                       04/28/93               12/01/95               50000.00               9239.47            59239.47
San Francisco                 07/20/94               01/19/96              175000.00             *12148.49           187148.49
Contra Costa                  01/06/94               01/19/96             1073720.93            *147243.75          1220964.68
Alameda                       03/17/95               05/31/96               13000.00              *1721.25            14721.25
San Francisco                 02/05/96               12/27/96              883750.00             *50570.34           934320.34


-------------------- ------------------ ---------------------- ---------------------- --------------------- -------------------



                                                               TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         COMMERICAL (county) CONTINUED
==================== ================== ===================== ======================= ===================== -------------------
PROPERTY                        FUNDED             CLOSED ON     MORTGAGE INVESTMENT             INTEREST/            PROCEEDS
                                                                              AMOUNT             LATE/MISC             TO DATE
==================== ================== ===================== ======================= ===================== -------------------
Merced                        06/02/93              10/31/94                45000.00               7163.32            52163.32
Alameda                       01/14/94              03/17/95               300000.00              34922.50           334922.50
Alameda                       10/14/94              05/31/95               310000.00              20774.14           330774.14
Santa Clara                   01/26/96              03/21/96              1125000.00             *18882.96          1143882.96
San Francisco                 03/19/93              06/28/96               116500.00             *36543.05           153043.05
Santa Clara                   12/30/94              06/30/96                95000.00             *15257.72           110257.72
San Francisco                 03/10/93              02/15/96               114000.00             *39249.06           153249.06
San Mateo                     07/25/94              09/26/96               700000.00            *184662.96           884662.96
Santa Clara                   10/31/94              10/01/96               500000.00            *100224.84           600224.84
San Luis Obispo               03/14/96              05/23/97               300000.00              45007.71           345007.71
San Mateo                     05/26/94              05/30/97               280000.00              86457.95           366457.95
San Francisco                 10/28/96              07/17/97               975000.00              82881.25          1057881.25
San Francisco                 01/15/97              07/17/97               745474.49              32064.27           777538.76
San Francisco                 04/30/97              07/17/97                50000.00               1300.00            51300.00
San Francisco                 04/20/95              09/18/97               400000.00              55785.90           455785.90




-------------------- ------------------ --------------------- ----------------------- --------------------- -------------------

     * Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $137,864 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         SINGLE FAMILY 1-4 UNITS (county)
=================== ================= ====================== ======================== ===================== -------------------
PROPERTY                      FUNDED              CLOSED ON      MORTGAGE INVESTMENT             INTEREST/            PROCEEDS
                                                                              AMOUNT             LATE/MISC             TO DATE

=================== ================= ====================== ======================== ===================== -------------------
Contra Costa                05/01/93               10/14/94                 50000.00               8069.18            58069.18
Contra Costa                09/23/92               11/30/94                 50000.00              12841.91            62841.91
Mendocino                   08/04/92               10/19/94                100000.00              25951.11           125951.11
Solano                      09/21/91               02/22/95                294500.00             -19094.98           275405.02
Alameda                     08/07/92               03/31/95                135000.00              39743.01           174743.01
San Mateo                   08/12/91               03/10/95                196000.00             -17431.30           178568.70
San Mateo                   12/11/91               04/18/95                 95000.00             -16923.29            78076.71
San Mateo                   07/28/93               07/14/95                 60000.00              12275.08            72275.08
Alameda                     02/23/93               06/13/95                104000.00              27469.23           131469.23
San Mateo                   07/26/91               08/21/95                 71000.00              25231.62           -45768.38
Monterey                    09/18/92               09/27/95                110000.00             -72503.76            37496.24
San Mateo                   11/09/93               09/29/95                153000.00              25546.76           178546.76
San Mateo                   12/07/93               09/29/95                 25000.00               4467.56            29467.56
San Mateo                   03/10/95               11/29/95                200000.00              11018.65           211018.65
Santa Clara                 06/04/93               12/31/95                 25000.00               6858.86            31858.86
Contra Costa                03/17/93               03/29/96                 73231.67               5525.66           78,757.33
Mendocino                   08/06/93               03/31/96                300000.00              93954.87           393954.87
San Mateo                   02/21/96               05/20/96                 58500.00               1932.94            60432.94
San Mateo                   11/15/94               05/30/96                213717.85              18705.09           232422.94
Marin                       05/05/94               06/14/96                150000.00              33530.02           183530.02
Santa Clara                 10/29/92               07/23/96                209500.00              83174.41           292674.41
Monterey                    02/14/95               08/30/96                239507.90              35047.91           274555.81
Sonoma                      01/26/93               09/26/96                 13420.13              12659.66           26,079.79
Sonoma                      01/26/93               09/30/96                 13420.13              12683.14           26,103.27
San Mateo                   12/31/89               09/30/96                 57959.24              91871.30          149,830.54
San Mateo                   06/24/92               03/13/97                 81000.00              45775.04           126775.04
San Francisco               04/15/93               03/19/97                 50000.00              17967.50            67967.50
Alameda                     08/16/91               04/11/97                 66000.00              41506.43           107506.43
San Mateo                   10/10/96               04/14/97                 29944.39               1234.15            31178.54
San Francisco               07/15/96               05/09/97                320000.00              20144.66           340144.66
Tuolomne                    03/26/93               05/14/97                175000.00              36244.52           211244.52
San Mateo                   08/12/91               06/17/97                 99000.00              71684.54           170684.54
San Mateo                   06/19/92               06/18/97                 42500.00              25030.01            67030.01
San Mateo                   12/30/90               06/19/97                 15000.00              14166.94            29166.94
San Francisco               07/16/91               08/22/97                108000.00              89977.37           197977.37
San Mateo                   03/29/90               08/29/97                 63960.00              61632.29           125592.29
San Mateo                   06/10/92               09/05/97                145000.00              95692.30           240692.30
San Francisco               10/09/96               09/12/97                238000.00              12930.41           250730.41
Marin                       05/20/91               09/30/97                 63922.80             100305.42           164228.22

------------------- ----------------- ---------------------- ------------------------ --------------------- -------------------

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS VII
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ======================= ==================== --------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT            INTEREST/             PROCEEDS
                                                                              AMOUNT            LATE/MISC              TO DATE

=================== ================== ====================== ======================= ==================== --------------------
San Francisco                05/29/90               01/11/95                75000.00            -21412.94             53587.06
San Francisco                12/09/91               10/31/95                25000.00              9554.33             34554.33
Alameda                      04/28/93               12/01/95               150000.00             28283.23            178283.23
Contra Costa                 01/06/94               01/19/96              1226744.19           *194323.82           1421068.01
Alameda                      03/17/95               05/31/96                28166.67             *3920.62             32087.29
San Mateo                    07/15/92               02/16/96               175000.00            *75675.23            250675.23
San Francisco                02/05/96               12/27/96               883750.00            *50570.34            934320.34

------------------- ------------------ ---------------------- ----------------------- -------------------- --------------------


         COMMERICAL (county)
=================== ================== ====================== ======================= ==================== --------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT            INTEREST/             PROCEEDS
                                                                              AMOUNT            LATE/MISC              TO DATE
=================== ================== ====================== ======================= ==================== --------------------
Stanislaus                   09/10/91               12/19/94               399941.72            118615.34            518557.06
Stanislaus                   06/30/94               12/19/94                60000.11              3229.61             63229.72
Stanislaus                   09/10/91               12/19/94               399941.72            118615.34            518557.06
San Francisco                07/15/93               12/31/94                10000.00              1007.71             11007.71
Alameda                      01/14/94               03/17/95               650000.00             87376.02            737376.02
Shasta                       06/06/90               05/10/95               100000.00              3005.47            103005.47
Alameda                      02/12/92               11/03/95               240000.00             62538.96            320296.01
Solano                       04/30/92               11/30/95               200000.00             37668.49            237904.59
San Francisco                01/25/91               12/15/95                80000.00             50960.94            130960.94
San Mateo                    08/28/95               03/19/96               375000.00            *48000.00            423000.00
Santa Clara                  01/26/96               03/21/96              1125000.00            *18882.96           1143882.96
San Francisco                03/19/93               06/28/96               129800.00            *46251.69            176051.69
Santa Clara                  01/22/92               06/30/96               325000.00           *120178.74            445178.74
San Francisco                04/30/86               09/12/96               600320.06           *866468.12           1466788.18
San Mateo                    07/25/94               09/26/96               650000.00           *197114.21            847114.21
Santa Clara                  09/28/90               09/30/96               202577.92           *219868.67           422,446.59
Santa Clara                  10/31/94               10/01/96               275000.00            *56956.67            331956.67
Alameda                      11/05/90               01/31/97               223832.95            106668.66            330501.61
Alameda                      12/13/91               01/31/97                50000.00             14266.03             64266.03
Alameda                      12/12/90               03/24/97                50000.00             17607.86             67607.86
Santa Cruz                   09/23/94               03/28/97               100000.00             17765.69            117765.69
San Francisco                01/15/97               04/01/97               442500.00              4022.19            446522.19
Contra Costa                 04/26/91               06/23/97               160000.00             64407.95            224407.95
San Francisco                04/20/95               09/18/97               200000.00             56821.69            256821.69

------------------- ------------------ ---------------------- ----------------------- -------------------- --------------------

* Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $51621 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ======================= ==================== --------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT            INTEREST/             PROCEEDS
                                                                              AMOUNT            LATE/MISC              TO DATE

=================== ================== ====================== ======================= ==================== --------------------
Contra Costa                 05/01/93               10/14/94                62500.00             10086.48             72586.48
Sonoma                       12/24/91               11/04/94               168750.00             56286.16            225036.16
Contra Costa                 12/19/90               11/10/94                22000.00             10517.42             32517.42
Stanislaus                   08/26/92               06/27/94                87500.00             17713.96            105213.96
Alameda                      11/23/88               02/10/95                50000.00             37945.22             87945.22
Solano                       09/21/92               02/22/95               190016.46            -13169.40            176847.06
ContraCosta                  10/30/92               03/02/95                89500.00             15442.55            104942.55
Contra Costa                 11/20/90               04/14/95                50000.00               330.88             50330.88
San Mateo                    12/11/91               04/18/95                 95000.0             16246.05            111246.05
Contra Costa                 04/02/91               07/18/95                72000.00            -30261.48             41738.52
Napa                         12/22/88               08/31/95               200000.00            160662.42            360662.42
Monterey                     09/18/92               09/27/95               100000.00            -65098.70             34901.30
San Mateo                    10/17/88               12/08/95                91400.00             79779.21            171179.21
Santa Clara                  06/04/93               12/31/95                25000.00              6858.86             31858.86
San Mateo                    10/08/93               02/15/96                57425.00            *13219.04             70644.04
Contra Costa                 03/17/93               03/29/96                73231.70             *5525.66            78,757.36
San Mateo                    03/03/89               03/31/96               160000.00           *102333.91            262333.91
San Mateo                    08/12/92               05/15/96               207211.23           *217482.42           424,693.65
Marin                        05/05/94               06/14/96               200000.00            *44706.69            244706.69
Santa Clara                  10/29/92               07/23/96               209500.00            *83174.41            292674.41
Sonoma                       01/26/93               09/26/96                25811.78            *24007.81            49,819.59
Sonoma                       01/26/93               09/30/96                25666.55            *24889.91            50,556.46
Santa Cruz                   08/20/91               09/31/96               120000.00            *62342.34            182342.34
San Mateo                    07/01/88               10/06/96                22500.00            *21468.10             43968.10
San Mateo                    06/29/89               10/11/96                69396.16           *113467.71           182,863.87
San Mateo                    10/10/96               04/14/97                37055.61              1527.25             38582.86
Alameda                       07/1/90               07/02/97                98680.00           -129612.01            -30932.01

------------------- ------------------ ---------------------- ----------------------- -------------------- --------------------


         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ======================= ==================== --------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT            INTEREST/             PROCEEDS
                                                                              AMOUNT            LATE/MISC              TO DATE
=================== ================== ====================== ======================= ==================== --------------------
Sacramento                   03/20/92               12/31/94               356750.00           -318741.07             38008.93
San Francisco                05/29/90               01/11/95                75000.00            -21792.60             53207.40
San Francisco                01/13/93               02/03/95                30000.00              7430.37             37430.37
Alameda                      04/28/93               12/01/95               100000.00             18853.45            118853.45
Contra Costa                 01/06/94               01/19/96               516279.07            *90368.97            606648.04
San Mateo                    08/12/92               05/15/96               175000.00            *42482.37            217482.37
Alameda                      03/17/95               05/31/96                 9750.00             *1322.29             11072.29
San Mateo                    07/15/92               02/16/96               100000.00            *43242.94            143242.94
Sacramento                   08/19/88               07/28/97               105000.00           -212157.34           -107157.34

------------------- ------------------ ---------------------- ----------------------- -------------------- --------------------

                                               TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS VI
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         COMMERICAL (county)
=================== ================== ====================== ======================= ==================== --------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT            INTEREST/             PROCEEDS
                                                                              AMOUNT            LATE/MISC              TO DATE
=================== ================== ====================== ======================= ==================== --------------------
Sonoma                       07/07/89               11/11/94               110000.00             17084.40            127084.40
Stanislaus                   09/10/91               12/19/94               299955.53             92990.31            392945.84
Stanislaus                   06/30/94               12/19/94                44999.97              2422.20             47422.17
Sonoma                       07/06/89               12/31/94               135000.00             93057.01            228057.01
Alameda                      01/14/94               03/17/95               225000.00             29899.40            254899.40
Shasta                       06/06/90               05/10/95               100000.00              2637.03            102637.03
San Mateo                    01/25/91               08/03/95               162500.00             95276.39            257776.39
San Francisco                01/25/91               12/15/95               100000.00             63892.44            163892.44
Alameda                      08/03/90               01/30/96               200000.00           *142969.07            342969.07
Santa Clara                  02/01/96               03/21/96               392829.43             *6722.72            399552.15
San Francisco                03/19/93               06/28/96               110000.00             *5670.35            115670.35
Santa Clara                  09/10/92               06/30/96               100000.00            *45702.20            145702.20
Santa Clara                  01/22/92               06/30/96               175000.00            *89015.60            264015.60
San Francisco                04/30/86               09/12/96               149400.14           *214170.66            363570.80
San Mateo                    07/25/94               09/26/96               550000.00           *157005.74            707005.74
Alameda                      11/05/90               01/31/97               150000.00            104903.83            254903.83
San Mateo                    08/01/90               01/24/97                50000.00             42561.13             92561.13
Alameda                      12/12/90               03/24/97               200000.00             73030.57            273030.57
Sonoma                       07/06/89               08/01/97               100000.00             91374.72            191374.72



------------------- ------------------ ---------------------- ----------------------- -------------------- --------------------

* Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $23,200 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ======================= ==================== --------------------
PROPERTY                       FUNDED              CLOSED ON     MORTGAGE INVESTMENT            INTEREST/             PROCEEDS
                                                                              AMOUNT            LATE/MISC              TO DATE

=================== ================== ====================== ======================= ==================== --------------------
Sonoma                       12/24/91               11/04/94               168750.00             44608.09            213358.09
San Francisco                11/11/92               12/21/94                54000.00             12943.80             66943.80
Contra Costa                 02/14/92               04/27/95               264500.00            -44659.84            219840.16
San Mateo                    11/04/92               05/22/95                30000.00              9458.37             39458.37
San Mateo                    09/28/89               09/03/96                54000.00             41863.50             95863.50
Sonoma                       01/26/93               09/26/96                24030.31             21893.70            45,924.01
Sonoma                       01/26/93              09/3.0/96                24030.32             22625.93            46,656.25
Marin                        01/23/87               12/13/96                60000.00            *57433.82            117433.82
San Francisco                04/15/93               03/19/97                93500.00             23305.54            116805.54
San Francisco                12/09/94               06/10/97                14000.00              3110.57             17110.57






------------------- ------------------ ---------------------- ----------------------- -------------------- --------------------


         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
=================== ================== ====================== ====================== ===================== --------------------
Sacramento                   03/20/92               12/31/94              178375.00            -159360.07             19014.93
Santa Clara                  09/21/88               06/19/95              100000.00              74156.73            174156.73
Alameda                      04/28/93               12/01/95              100000.00              19070.91            119070.91
Contra Costa                 01/06/94               01/19/96              187116.28              *7299.89            194416.17
Alameda                      03/17/95               05/31/96                3250.00               *452.38              3702.38





------------------- ------------------ ---------------------- ---------------------- --------------------- --------------------


                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS V
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         COMMERICAL (county)
=================== ================== ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE

=================== ================== ====================== ====================== ===================== --------------------
Sonoma                       07/07/89               11/11/94              100000.00              15500.18            115500.18
Stanislaus                   09/10/91               12/19/94              236759.66              42103.49            278863.15
Stanislaus                   06/30/94               12/19/94               18749.99               1009.25             19759.24
Alameda                      01/14/94               03/17/95               75000.00               9966.47             84966.47
Shasta                       06/06/90               05/10/95               70000.00               2831.72             72831.72
San Francisco                03/19/93               06/28/96               90000.00               5786.25             95670.35
Santa Clara                  09/10/92               06/30/96              150000.00              69007.73            219007.73
Santa Clara                  01/22/92               06/30/96              100000.00              40642.26            140642.26
San Francisco                04/30/86               09/12/96              304280.17             224718.72            528998.89
San Mateo                    07/25/94               09/26/96              300000.00              92108.08            392108.08
San Mateo                    08/01/90               01/24/97               50000.00              42804.93             92804.93
Contra Costa                 11/16/93               07/03/97              235000.00              56654.84            291651.84
Sonoma                       07/06/89               08/01/97              100000.00              91651.43            191651.43
Contra Costa                 04/26/91               06/23/97              100000.00              39269.47            139269.47
------------------- ------------------ ---------------------- ---------------------- --------------------- --------------------

* Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicinng fee. In 9 months to September 30, 1997, the Partnership paid $0.00 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         SINGLE FAMILY 1-4 UNITS (county)
=================== ================== ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE

=================== ================== ====================== ====================== ===================== --------------------
Contra Costa                 09/23/92               11/30/94               51500.00              13227.17             64727.17
San Mateo                    03/03/93               12/08/94               52500.00               9372.86             61872.86
Alameda                      03/01/91               12/14/94               35000.00               8275.11             43275.11
Marin                        04/29/88               06/02/95               67000.00              55264.42            122264.42
Alameda                      03/01/91               12/14/94               35000.00               8275.11             43275.11
Contra Costa                 02/14/92               04/27/95              303281.45             257935.00           561,216.45
San Mateo                    12/30/94               07/03/95              328583.63              13353.36            341936.99
San Mateo                    09/28/89               09/03/96               54000.00             *41577.53             95577.53
Alameda                      09/02/92               07/15/97               78750.00              45066.81            123816.81
San Mateo                    03/20/90               08/29/97               80000.00              77498.01            157498.01



------------------- ------------------ ---------------------- ---------------------- --------------------- --------------------


         MULTIPLE 5+ UNITS (county)
=================== ================== ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
=================== ================== ====================== ====================== ===================== --------------------
Contra Costa                 10/03/85               11/18/94               46281.93              25250.22             71532.15
Mendocino                    06/29/90               12/23/94              353097.43             119341.00            472438.43
San Francisco                05/29/90               01/11/95               50000.00             -13804.88             36195.12
Santa Clara                  09/21/88               06/19/95              100000.00              74222.65            174222.65
San Francisco                03/06/91               11/29/95               60000.00              39835.76             99835.76
Alameda                      04/28/93               12/01/95              100000.00              18472.90            118472.90
Contra Costa                 01/06/94               01/19/96              418604.65             *69501.29            488105.94
San Joaquin                  07/11/95               03/19/96              275000.00             *10172.36            285172.36
Alameda                      03/17/95               05/30/96                6500.00               *860.62              7360.62
Sacramento                   12/16/87               05/30/96              536592.80            *368067.66           904,660.46
Santa Clara                  09/28/90               09/30/96              204900.08            *220007.50           424,907.58


------------------- ------------------ ---------------------- ---------------------- --------------------- --------------------


         COMMERICAL (county)
=================== ================== ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
=================== ================== ====================== ====================== ===================== --------------------
Stanislaus                   09/10/91               12/19/94              499925.87             154983.84            654909.71
Stanislaus                   06/30/94               12/19/94               74999.94               4037.00             79036.94
Alameda                      01/14/94               03/17/95              250000.00              23414.86            273414.86
Fresno                       05/31/85               07/11/95              160000.00             196652.27            356652.27
San Mateo                    01/25/91               08/03/95              162500.00              62530.67            225030.67
San Francisco                03/10/93               02/15/96              171000.00             *60864.67            231864.67
------------------- ------------------ ---------------------- ---------------------- --------------------- --------------------



                                                                 TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS IV
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         COMMERICAL (county)  CONTINUED
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE

==================== ================= ====================== ====================== ===================== --------------------
San Francisco                04/30/86               09/12/96              830000.78           *1082625.62           1912626.40
San Mateo                    07/25/94               09/26/96              200000.00             *58334.75            258334.75
Lake                         01/30/91               10/04/96               16000.00             *13245.50             29245.50
San Luis Obispo              03/14/96               05/23/97              200000.00              30005.13            230005.13
Alameda                      12/12/90               03/24/97              200000.00              69788.44            269788.44
Contra Costa                 04/26/91               06/23/97              100000.00              39349.78            139349.78




-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------

* Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $26,160 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                    REDWOOD MORTGAGE INVESTORS III
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997



         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE

==================== ================= ====================== ====================== ===================== --------------------
San Mateo                    03/03/93               12/08/94               52500.00               9372.86             61872.86
Santa Clara                  03/31/93               03/13/95              110000.00               3733.39            113733.39
Napa                         08/31/90               08/31/95               73281.93              44487.64            117769.57
Sonoma                       01/26/93               09/24/96                8523.84               7989.07            16,512.91
Sonoma                       01/26/93               09/24/96                8523.84               8256.88            16,780.72
Santa Cruz                   08/20/91               09/31/96               80253.55             *10031.41             90284.96
Alameda                      11/29/94               05/19/97               60000.00              15662.20             75662.20
Alameda                      11/03/94               07/10/97               73000.00              19586.80             92586.80
Alameda                      09/02/92               07/15/97              100000.00              57227.60            157227.60


-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------


         MULTIPLE 5+ UNITS (county)
-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
-------------------- ================= ====================== ====================== ===================== --------------------



         COMMERICAL (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
==================== ================= ====================== ====================== ===================== --------------------
Stanislaus                   09/10/91               12/19/94              142055.79              25262.10            167319.89
Stanislaus                   06/30/94               12/19/94               11249.99                605.55             11855.54
San Mateo                    09/30/92               08/03/95               81250.00              31562.66            112812.66
Santa Clara                  12/22/92               09/29/95               40000.00              13206.65             53206.65
Alameda                      09/30/95               01/30/96              138015.68              *6530.55            144546.23
Santa Clara                  09/10/92               06/30/96               75000.00             *33772.22            108772.22
San Francisco                04/30/86               09/12/96              164999.74            *214521.09            379520.83
San Francisco                08/24/94               06/30/97               87500.00              27241.69            114741.69

-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------

* Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicinng fee. In 9 months to September 30, 1997, the Partnership paid $4166 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                     REDWOOD MORTGAGE INVESTORS II
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE

=================== ================= ====================== ====================== ===================== --------------------
San Mateo                    11/04/94               10/24/95              119000.00              13294.21            132294.21
Marin                        01/23/87               12/13/96               50500.01              *6277.71             56777.72
Santa Clara                  02/11/94               06/06/97               88000.00              19621.27            107621.27





-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------


         MULTIPLE 5+ UNITS (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
==================== ================= ====================== ====================== ===================== --------------------
Sacramento                   03/20/92               12/31/94               89187.50             -80131.24              9056.26






-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------


         COMMERICAL (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
==================== ================= ====================== ====================== ===================== --------------------
San Francisco                04/30/86               09/12/96              291224.54            *262811.34            554035.88
Alameda                      01/12/94               12/02/96               30000.00              *7553.14             37553.14




-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------

* Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $2989 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                               TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                      REDWOOD MORTGAGE INVESTORS
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997


         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE

==================== ================= ====================== ====================== ===================== --------------------
San Mateo                    03/08/91               11/11/94               20000.00              -9009.44             10990.56
Napa                         12/22/88               08/31/95               50000.00              40203.57             90203.57
Sonoma                       01/26/93               09/24/96                5475.51               5155.95            10,631.46
Sonoma                       01/26/93               09/30/96                5488.04               5343.29            10,831.33
Santa Clara                  02/11/94               06/06/97               88000.00              29191.54            117191.54
Marin                        05/20/91               09/30/97               71000.00               4894.30             75894.30





-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------


         MULTIPLE 5+ UNITS (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
==================== ================= ====================== ====================== ===================== --------------------
Mendocino                    06/29/90               12/23/94               39233.05              13260.11             52493.16
Sacramento                   03/20/92               12/31/94               89187.50             -80146.80              9040.70
Alameda                      03/17/95               05/31/96                2166.67               *286.88              2453.55




-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------


         COMMERICAL (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
==================== ================= ====================== ====================== ===================== --------------------
Alameda                      01/14/94               03/17/95               50000.00               6481.93             56481.93
Fresno                       05/31/85               07/11/95               75000.00              92143.53            167143.53
Santa Clara                  12/22/92               09/29/95               30000.00               9905.00             39905.00
San Francisco                04/30/86               09/12/96              164997.74            *302563.65            467561.39
San Mateo                    07/25/94               09/27/96              200000.00             *58334.75            258334.75




-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------

* Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $4555 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                                                TABLE V
                                                    PAYMENT OF MORTGAGE INVESTMENTS
                                                  CORPORATE MORTGAGE INVESTORS I & II
                                                      FOR THE THREE YEARS ENDING
                                                          SEPTEMBER 30, 1997

         SINGLE FAMILY 1-4 UNITS (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE

==================== ================= ====================== ====================== ===================== --------------------
Contra Costa                 05/01/93               10/14/94               75000.00              12103.77             87103.77
San Francisco                03/05/85               04/12/95              172624.22             127435.71            300059.93
San Francisco                05/23/90               07/28/95               50000.00               7856.50             57856.58
San Mateo                    01/10/92               08/29/95              130000.00              57349.62            187349.62
Mariposa                     01/27/95               09/18/95               77000.00               4351.26             81351.26
Santa Clara                  03/31/90               12/04/95               80262.02              56152.77            136414.79
Alameda                      01/31/95               01/25/96               80000.00              *8863.88             88863.88
San Mateo                    01/31/96               04/29/96              175000.00              *5226.02            180226.02
San Mateo                    03/06/90               08/29/96               19000.00             *14725.47             33725.47
San Mateo                    09/29/95               09/05/96               70000.00              *8176.88             78176.88
Alameda                      11/29/94               03/13/97               60000.00              13896.74             73896.74
Amador                       02/23/96               06/03/97               45000.00               5047.64             50047.64


-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------

         MULTIPLE 5+ UNITS(county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
==================== ================= ====================== ====================== ===================== --------------------
Contra Costa                 01/06/94               01/19/96              239534.88             *26161.33            265696.21
Sacramento                   12/15/87               05/30/96              102000.00            *-24018.43             77981.57
Alameda                      03/17/95               05/31/96                2166.67               *286.88              2453.55


-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------

         COMMERICAL (county)
==================== ================= ====================== ====================== ===================== --------------------
PROPERTY                       FUNDED              CLOSED ON    MORTGAGE INVESTMENT             INTEREST/             PROCEEDS
                                                                             AMOUNT             LATE/MISC              TO DATE
==================== ================= ====================== ====================== ===================== --------------------
Marin                        09/15/92               10/27/94               30000.00               8321.27             38321.29
San Mateo                    04/12/90               02/20/95              100000.00              45757.46            145757.46
Alameda                      01/14/94               03/17/95               50000.00               6481.93             56481.93
San Francisco                03/19/93               06/28/96               35000.00             *36011.72             71011.72
San Francisco                04/30/86               09/12/96              180025.14             *20073.65            200098.79
Santa Clara                  01/31/94               10/01/96              100000.00             *20044.97            120044.97
Contra Costa                 06/21/88               04/07/97               54600.00              28890.31             83490.31
San Francisco                08/24/94               06/30/97               87500.00              27241.68            114741.68

-------------------- ----------------- ---------------------- ---------------------- --------------------- --------------------

* Interest payment received for 1996, and thereafter, shown as gross of mortgage servicing fee. Prior to 1996 interest payments shown as net of mortgage servicing fee. In 9 months to September 30, 1997, the Partnership paid $11344 in such fees to Redwood Mortgage, the mortgage servicing agent.

                                  ATTACHMENT II
                                       to
                    SUPPLEMENT NO. 3 DATED NOVEMBER 20, 1997


     SUMMARY OF MORTGAGE INVESTMENTS ORIGINATED BY PRIOR LIMITED PARTNERSHIP

     The following table provides a summary of the mortgage investments originated by prior programs of Affiliates for the three year period ending September 30, 1997. The last column of the following chart reflects total mortgage investment balances on all mortgage investments for each prior program, including those which originated prior to the three year period ending September 30, 1997. This information updates the information provided on page 36 of the Prospectus.




Name of          Number of       Estimated Total       Outstanding Mortgage           Total Outstanding
Partnership       Mortgage          Amount. of         Investments Balances         Mortgage Investments
                Investments          Mortgage          Originated 10/01/94             Balances as of
                                   Investments             to 09/30/97                 09/30/97 (from
                                                                                         inception)
--------------- ------------- -- ----------------- -- ----------------------- ---- ------------------------

CMI                     19          $1,475,266.67               $729,675.24               $1,478,814.73
RMI                     14            $578,127.59               $657,576.32               $1,248,663.49
RMI II                  10            $523,555.77               $300,640.74                 $813,905.15
RMI III                 13          $1,005,312.90               $846,009.32               $1,428,674.03
RMI IV                  21          $4,475,126.55             $3,441,670.89               $8,320,144.80
RMI V                   13            $849,087.38               $596,104.72               $2,716,307.09
RMI VI                  28          $5,340,556.85             $2,767,201.42               $9,078,599.91
RMI VII                 46         $19,896,905.57            $10,056,235.63              $14,097,623.28
TOTAL                  164         $34,143,939.28            $19,395,114.28              $39,182,732.48


                                  ATTACHMENT II
                                       to
                    SUPPLEMENT NO. 3 DATED NOVEMBER 20, 1997


                 BREAKDOWN OF PRIOR PROGRAM MORTGAGE INVESTMENTS

     The following is a breakdown of prior program mortgage investments according to type of deed of trust, the location of the property securing the mortgage investment, and the type of property securing the mortgage investment. This information updates the information contained on page 37 of the Prospectus.

Mortgage Investments

        First Trust Deeds                                     $14,535,887.50
        Second Trust Deeds                                     17,739,051.78
        Third Trust Deeds                                       1,869,000.00

                                                            =================
Total                                                         $34,143,939.28

Location of Mortgage Investments by County

        San Francisco                                          $8,007,444.39
        Santa Clara                                             7,909,731.78
        Stanislaus                                              4,275,000.00
        San Mateo                                               4,104,025.61
        Alameda                                                 4,061,500.00
        Monterey                                                1,097,000.00
        Solano                                                    540,000.00
        Sacramento                                                495,000.00
        Contra Costa                                              382,500.00
        Riverside                                                 300,000.00
        Sonoma                                                    276,037.50
        San Joaquin                                               275,000.00
        Yuba                                                      269,000.00
        Marin                                                     225,500.00
        Shasta                                                    225,000.00
        San Luis Obispo                                           200,000.00
        Ventura                                                 1,131,000.00
        Santa Cruz                                                110,000.00
        El Dorado                                                  88,200.00
        Mariposa                                                   77,000.00
        Placer                                                     55,000.00
        Napa                                                       40,000.00
                                                            -----------------

Total                                                         $34,143,939.28
                                                            =================

Type of Property

        Commercial                                            $13,918,880.00
        Owner Occupied Homes                                    2,431,103.67
        Apartments                                              6,898,750.00
        Non-Owner Homes                                         4,653,805.61
        Raw Land                                                6,241,400.00
                                                            -----------------

Total                                                         $34,143,939.28

                                 ATTACHMENT III
                                       to
                    SUPPLEMENT NO. 3 DATED November 20, 1997


                              FINANCIAL STATEMENTS
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1996
                         (With Auditor's Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                       3658 Mount Diablo Blvd., Suite #205
                               Lafayette CA 94549
                                 (510) 284-3590




                          INDEPENDENT AUDITORS REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

     We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on form 10-K including balance sheet as of December 31, 1996 and 1995 and the statements of income, changes in partners capital and cash flows for the three years ended December 31, 1996. These financial statements are the responsibility of the Partnerships management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1996 and 1995, and the results of its operations and cash flows for the three years ended December 31, 1996, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above fairly present the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.




                              /S/ A. Bruce Cropper
                                PARODI & CROPPER








Lafayette, California
February 28, 1997


                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                            BALANCE SHEETS
                                                      DECEMBER 31, 1996 AND 1995


                                                                ASSETS

                                                                          1996                 1995
                                                                     ---------------      ---------------

Cash                                                                       $664,434             $380,318
                                                                     ---------------      ---------------

Accounts receivable:
  Mortgage Investments, secured by deeds of trust                        15,642,990           12,047,252
  Accrued Interest on Mortgage Investments                                  196,530              113,301
  Advances on Mortgage Investments                                            8,679                8,431
  Accounts receivables, unsecured                                            75,334               71,316
                                                                     ---------------      ---------------
                                                                         15,923,533           12,240,300

  Less allowance for doubtful accounts                                      117,803               39,152
                                                                     ---------------      ---------------
                                                                         15,805,730           12,201,148
                                                                     ---------------      ---------------

Real Estate owned, acquired through foreclosure,
 held for sale                                                               66,991                    0
Investment in limited liability corporation, at cost which
  approximates market                                                       191,139                    0
Organization costs, less accumulated amortization of $8,125
 and $5,625, respectively                                                     4,375                6,875
Due from related companies                                                      311                3,049
Prepaid expense-deferred loan fee                                            20,720               17,718
                                                                     ---------------      ---------------

                                                                        $16,753,700          $12,609,108
                                                                     ===============      ===============


See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                            BALANCE SHEETS
                                                      DECEMBER 31, 1996 AND 1995


                                                   LIABILITIES AND PARTNERS CAPITAL

                                                                          1996                 1995
                                                                     ---------------      ---------------

Liabilities:
  Accounts payable and accrued expenses                                     $20,625               $4,010
  Note payable - bank line of credit                                      1,500,000            1,910,000
  Deferred interest income                                                  217,480                    0
  Subscriptions to partnership in applicant status                          310,937                    0
                                                                     ---------------      ---------------
                                                                          2,049,042            1,914,010
                                                                     ---------------      ---------------



Partners Capital:
     Limited partners capital, subject to redemption (note 4E):
         Net of unallocated syndication costs of $414,190 and
         $322,677 for 1996 and 1995, respectively:
         and formation loan receivable of $1,073,706 and $775,229
          for 1996 and 1995, respectively                                14,693,293           10,687,031

     General Partners Capital, net of unallocated syndication
costs
          of $4184 and $3,258 for 1996 and 1995, respectively                11,365                8,067
                                                                     ---------------      ---------------

                     Total Partners  Capital                             14,704,658           10,695,098
                                                                     ---------------      ---------------

                     Total Liabilities and Partners  Capital            $16,753,700          $12,609,108
                                                                     ===============      ===============

See accompanying notes to financial statements.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                         STATEMENTS OF INCOME
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996


                                                                             YEARS ENDED DECEMBER 31,
                                                                ----------------------------------------------------

                                                                    1996              1995                1994
                                                                -------------     --------------      --------------
Revenues:
  Interest on Mortgage Investments                                $1,718,208         $1,031,029            $480,110
  Interest on bank deposits                                            4,083             13,120              15,739
  Late charges                                                         3,847              3,876               1,704
  Miscellaneous                                                          497              2,211                 120
                                                                -------------     --------------      --------------
                                                                   1,726,635          1,050,236             497,673
                                                                -------------     --------------      --------------

Expenses:
  Mortgage servicing fees                                            155,912             85,456              29,127
  Interest on note payable - bank                                    188,638             25,889                   0
  Amortization of loan origination fees                               11,999              2,531                   0
  Provision for doubtful accounts and losses on real estate
    acquired through foreclosure                                      55,383             26,032              13,120
  Asset management fee - General Partner                              17,053             11,587               5,906
  Amortization of organization costs                                   2,500              2,500               2,500
  Clerical costs through Redwood Mortgage                             38,799             22,769              10,664
  Professional services                                               17,687             16,178              10,244
  Printing, supplies and postage                                       1,192                 92                 917
  Other                                                                3,947              1,461                 883
                                                                -------------     --------------      --------------
                                                                     493,110            194,495              73,361
                                                                -------------     --------------      --------------

Income before interest credited to partners in applicant           1,233,525            855,741             424,312
status

Interest credited to partners in applicant status                      2,618             18,908              14,443
                                                                -------------     --------------      --------------

Net Income                                                        $1,230,907           $836,833            $409,869
                                                                =============     ==============      ==============

Net income:  To General Partners(1%)                                 $12,309             $8,368              $4,099
                     To Limited Partners (99%)                     1,218,598            828,465             405,770
                                                                =============     ==============      ==============
Total - net income                                                $1,230,907           $836,833            $409,869
                                                                =============     ==============      ==============

Net income per $1,000 invested by Limited
 Partners for entire period:
-where income is reinvested and compounded                              $ 84               $ 83                $ 81
                                                                =============     ==============      ==============

-where partner receives income in monthly distributions                 $ 81               $ 80                $ 79
                                                                =============     ==============      ==============

See accompanying notes to financial statements.



                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996



                                                                                  PARTNERS CAPITAL
                                                            --------------------------------------------------------------
                                                                              LIMITED PARTNERS CAPITAL
                                                            --------------------------------------------------------------

                                                              Capital
                                          Partners In         Account       Unallocated        Formation
                                           Applicant          Limited       Syndication          Loan
                                            Status           Partners          Costs          Receivable         Total
                                         --------------     ------------    -------------     ------------    ------------
Balances at December 31, 1993                 $128,772       $2,809,535       $(188,439)       $(205,954)      $2,415,142

Contributions of Application                 4,560,683                0                0                0               0
Formation loan increases                             0                0                0        (319,302)       (319,302)
Interest   credited   to   partners  in         14,443                0                0                0               0
applicant status

Upon admission to partnership:
    Interest withdrawn                         (5,774)                0                0                0               0
    Transfers to Partners  capital         (4,508,824)        4,504,282                0                0       4,504,282

Net Income                                           0          405,770                0                0         405,770
Syndication costs incurred                           0                0         (80,213)                0        (80,213)
Allocation of syndication costs                      0         (34,349)           34,349                0               0
Partners  withdrawals                                0        (165,814)                0                0       (165,814)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1994                  189,300        7,519,424        (234,303)        (525,256)       6,759,865

Contributions of Application                 3,634,264                0                0        (250,373)       (250,373)
Formation loan increases                             0                0                0                0               0
Interest   credited   to   partners  in         18,908                0                0                0               0
applicant status

Upon admission to partnership:
    Interest withdrawn                         (7,673)                0                0                0               0
    Transfers to Partners  capital         (3,834,799)        3,831,211                0                0       3,831,211

Net Income                                           0          828,465                0                0         828,465
Syndication costs incurred                           0                0        (173,581)                0       (173,581)
Allocation of syndication costs                      0         (85,045)           85,045                0               0
Partners  withdrawals                                0        (308,554)                0                0       (308,554)
Early withdrawal penalties                           0            (564)              162              400             (2)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1995                        0       11,784,937        (322,677)        (775,229)      10,687,031

Contributions on Application                 4,172,718                0                0                0               0
Formation loan increases                             0                0                0        (314,996)       (314,996)
Formation loan payments                              0                0                0            8,961           8,961
Interest   credited   to   partners  in          2,618                0                0                0               0
applicant status

Upon admission to partnership:
    Interest withdrawn                           (863)                0                0                0               0
    Transfers to Partners  capital         (3,863,536)        3,859,312                0                0       3,859,312

Net Income                                           0        1,218,598                0                0       1,218,598
Syndication costs incurred                           0                0        (212,542)                0       (212,542)
Allocation of syndication costs                      0        (116,523)          116,523                0               0
Partners  withdrawals                                0        (553,027)                0                0       (553,027)
Early withdrawal penalties                           0         (12,108)            4,506            7,558            (44)
                                         --------------     ------------    -------------     ------------    ------------

Balances at December 31, 1996                 $310,937      $16,181,189       $(414,190)      $(1,073,706)    $14,693,293
                                         ==============     ============    =============     ============    ============

See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                              STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996


                                                                          PARTNERS CAPITAL
                                            ------------------------------------------------------------------------------
                                                            GENERAL PARTNERS CAPITAL
                                            ----------------------------------------------------------

                                                Capital           Unallocated                                  Total
                                                Account           Syndication             Total              Partners
                                                General              Costs                                    Capital
                                               Partners

                                             ----------------    -----------------    -----------------     ---------------
Balances at December 31, 1993                        $2,887             $(1,903)                 $984          $2,416,126

Contributions of Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (319,302)
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                    4,542                    0                4,542           4,508,824

Net Income                                            4,099                    0                4,099             409,869
Syndication costs incurred                                0                (810)                (810)            (81,023)
Allocation of syndication costs                       (347)                  347                    0                   0
Partners withdrawals                               (3,444)                    0              (3,444)           (169,258)
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1994                         7,737              (2,366)                5,371           6,765,236

Contributions of Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (250,373)
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                    3,588                    0                3,588           3,834,799

Net Income                                            8,368                    0                8,368             836,833
Syndication costs incurred                                0              (1,753)              (1,753)           (175,334)
Allocation of syndication costs                       (859)                  859                    0                   0
Partners  withdrawals                               (7,509)                    0              (7,509)           (316,063)
Early withdrawal penalties                                0                    2                    2                   0
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1995                        11,325              (3,258)                8,067          10,695,098

Contributions on Application                              0                    0                    0                   0
Formation loan increases                                  0                    0                    0           (314,996)
Formation loan payments                                                                                             8,961
Interest   credited   to   partners  in                   0                    0                    0                   0
applicant status

Upon admission to partnership:
    Interest withdrawn                                    0                    0                    0                   0
    Transfers to Partners  capital                    4,224                    0                4,224           3,863,536

Net Income                                           12,309                    0               12,309           1,230,907
Syndication costs incurred                                0              (2,147)              (2,147)           (214,689)
Allocation of syndication costs                     (1,177)                1,177                    0                   0
Partners  withdrawals                              (11,132)                    0             (11,132)           (564,159)
Early withdrawal penalties                                0                   44                   44                   0
                                            ----------------    -----------------    -----------------     ---------------

Balances at December 31, 1996                       $15,549             $(4,184)              $11,365         $14,704,658
                                            ================    =================    =================     ===============

See accompanying notes to financial statements

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                       STATEMENTS OF CASH FLOWS
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                                                                       1996                1995                1994
                                                                  ----------------     --------------      --------------
Cash flows from operating activities:
  Net income                                                           $1,230,907           $836,833            $409,869
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of organization costs                                      2,500              2,500               2,500
    Provision for doubtful accounts.                                       78,651             26,032              13,120
    Provision for losses (gains) on real estate held for sale            (23,268)                  0                   0
    Increase in accounts payable                                           16,615              4,010                   0
    (Increase) in accrued interest & advances                            (83,477)           (45,334)            (63,008)
    (Increase) decrease in amount due from related companies                2,738            (3,049)               2,493
    (Increase) in deferred loan fee                                       (3,002)           (17,718)                   0
    (Increase) in deferred interest income                                217,480                  0                   0
                                                                  ----------------     --------------      --------------
                                                                                       --------------

      Net cash provided by operating activities                         1,439,144            803,274             364,974
                                                                  ----------------     --------------      --------------

Cash flows from investing activities:


    Principal collected on Mortgage Investments                         9,019,190          1,508,190           1,641,847
    Mortgage Investments made                                        (13,148,944)        (7,133,221)         (5,789,880)
    Disposition of real estate held for sale                              299,154                  0                   0
    Accounts receivables, unsecured                                       (4,018)             (8,830                   0
                                                                  ----------------     --------------      --------------

      Net cash used in investing activities                           (3,834,618)        (5,633,861)         (4,148,033)
                                                                  ----------------     --------------      --------------

Cash flows from financing activities

 Increase (decrease) in note payable-bank                               (410,000)          1,910,000                   0
 Contributions by partner applicants                                    4,172,718          3,634,264           4,560,683
 Interest credited to partners in applicant status                          2,618             18,908              14,443
 Interest withdrawn by partners in applicant status                         (863)            (7,673)             (5,774)
 Partners withdrawals                                                   (564,159)          (316,063)           (169,258)
 Syndication costs incurred                                             (214,689)          (175,334)            (81,023)
    Formation loan increases                                            (314,996)          (250,373)           (319,302)
    Formation loan collections                                              8,961                  0                   0
                                                                  ----------------     --------------      --------------

      Net cash provided by financing activities                         2,679,590          4,813,729           3,999,769
                                                                  ----------------     --------------      --------------

Net increase (decrease) in cash and cash equivalents                      284,116           (16,858)             216,710

Cash - beginning of period                                                380,318            397,176             180,466
                                                                  ----------------     --------------      --------------

Cash - end of period                                                     $664,434           $380,318            $397,176
                                                                  ================     ==============      ==============

See accompanying notes to financial statements.

                                                    REDWOOD MORTGAGE INVESTORS VIII
                                                  (A California Limited Partnership)
                                                       STATEMENTS OF CASH FLOWS
                                              FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                                                                       1996                1995                1994
                                                                  ----------------     --------------      --------------
Cash flows from operating activities:
  Net income                                                           $1,230,907           $836,833            $409,869
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of organization costs                                      2,500              2,500               2,500
    Provision for doubtful accounts.                                       78,651             26,032              13,120
    Provision for losses (gains) on real estate held for sale            (23,268)                  0                   0
    Increase in accounts payable                                           16,615              4,010                   0
    (Increase) in accrued interest & advances                            (83,477)           (45,334)            (63,008)
    (Increase) decrease in amount due from related companies                2,738            (3,049)               2,493
    (Increase) in deferred loan fee                                       (3,002)           (17,718)                   0
    (Increase) in deferred interest income                                217,480                  0                   0
                                                                  ----------------     --------------      --------------
                                                                                       --------------

      Net cash provided by operating activities                         1,439,144            803,274             364,974
                                                                  ----------------     --------------      --------------

Cash flows from investing activities:


    Principal collected on Mortgage Investments                         9,019,190          1,508,190           1,641,847
    Mortgage Investments made                                        (13,148,944)        (7,133,221)         (5,789,880)
    Disposition of real estate held for sale                              299,154                  0                   0
    Accounts receivables, unsecured                                       (4,018)             (8,830                   0
                                                                  ----------------     --------------      --------------

      Net cash used in investing activities                           (3,834,618)        (5,633,861)         (4,148,033)
                                                                  ----------------     --------------      --------------

Cash flows from financing activities

 Increase (decrease) in note payable-bank                               (410,000)          1,910,000                   0
 Contributions by partner applicants                                    4,172,718          3,634,264           4,560,683
 Interest credited to partners in applicant status                          2,618             18,908              14,443
 Interest withdrawn by partners in applicant status                         (863)            (7,673)             (5,774)
 Partners withdrawals                                                   (564,159)          (316,063)           (169,258)
 Syndication costs incurred                                             (214,689)          (175,334)            (81,023)
    Formation loan increases                                            (314,996)          (250,373)           (319,302)
    Formation loan collections                                              8,961                  0                   0
                                                                  ----------------     --------------      --------------

      Net cash provided by financing activities                         2,679,590          4,813,729           3,999,769
                                                                  ----------------     --------------      --------------

Net increase (decrease) in cash and cash equivalents                      284,116           (16,858)             216,710

Cash - beginning of period                                                380,318            397,176             180,466
                                                                  ----------------     --------------      --------------

Cash - end of period                                                     $664,434           $380,318            $397,176
                                                                  ================     ==============      ==============

See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, (the Partnership) is a California Limited Partnership, of which the General Partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual General Partners. The partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by Deeds of Trust on California real estate. Mortgage Investments are being arranged and serviced by Redwood Home Loan Co. dba Redwood Mortgage, an affiliate of the General Partners. At December 31, 1996, the Partnership was in the offering stage, wherein contributed capital totalled $15,242,954 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $100 each (152,429). Of this amount, $310,937 remained in applicant status.

     A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000) were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December 1996, the Partnership commenced a second offering of an additional 300,000 Units ($30,000,000) of which the total of $310,937 was in applicant status at December 31, 1996. As Mortgage Investments are identified, partners are transferred from applicant status to admitted partners participating in Mortgage Investment operations. Each months income is distributed to partners based upon their proportionate share of partners capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership will loan to Redwood Mortgage, an affiliate of the General Partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the Formation Loan. It is unsecured and non-interest bearing.

     The Formation Loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which must commence on January 1, following the year the initial offering closes, which was in 1996.

     The Formation Loan relating to the second offering ($30,000,000) totalled $15,384 at December 31, 1996, which was 4.9% of the limited partners contributions of $310,937. Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will reinvest earnings, thus generating 9% commissions. The principal balance of the Formation Loan will increase as additional sales of units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage, during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment to be made by December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

The following summarizes Formation Loan transactions to December 31, 1996:

                                               Initial              Subsequent             Total
                                             Offering of           Offering of
                                             $15,000,000           $30,000,000
                                            ---------------       ---------------      ---------------

Limited Partner contributions                  $14,932,017              $310,937          $15,242,954
                                            ===============       ===============      ===============

Formation Loan made                             $1,074,840                15,384            1,090,224
Payments to date                                   (8,960)                     0              (8,960)
Early withdrawal penalties applied                 (7,558)                     0              (7,558)
                                            ---------------       ---------------      ---------------

Balance December 31, 1996                       $1,058,322               $15,384           $1,073,706
                                            ===============       ===============      ===============

Percent loaned of Partners contributions              7.2%                  4.9%                 7.2%
                                            ===============       ===============      ===============

     The formation loan, which is receivable from Redwood Mortgage, an affiliate of the General Partners, has been deducted from Limited Partners Capital in the balance sheet. As amounts are collected from Redwood Mortgage, the deduction from capital will be reduced (see note 11).

     B. Other Organizational and Offering Expenses Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

     Through December 31, 1996, organization costs of $12,500 and syndication costs of $670,610 had been incurred by the Partnership with the following distribution:

                                             Syndication Costs
                                --------------------------------------------
                                         Offering
                                ----------------------------
                                 Initial         Subsequent                     Organization
                                15,000,000       30,000,000        Total           Costs           Total
                                -----------      -----------     -----------      ---------      ----------

Costs incurred                    $569,865          100,745         670,610         12,500         683,110
Early withdrawal penalties         (4,714)                0         (4,714)              0         (4,714)
applied
Allocated and amortized to       (247,522)                0       (247,522)        (8,125)       (255,647)
date

                                ----------- ---- ----------- --- ----------- ---- --------- ---- ----------

December 31, 1996 balance         $317,629          100,745         418,374          4,375         422,749
                                =========== ==== =========== === =========== ==== ========= ==== ==========

     Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the General Partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of December 31, 1996, syndication costs attributable to the subsequent offering ($30,000,000) totalled $100,745, with the costs of the offering document being greater at the initial stages. The syndication costs payable by the Partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A Accrual Basis

     Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a loan is categorized as impaired, interest is no longer accrued thereon.

B. Management Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired mortgage investments, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C. Mortgage Investments, Secured by Deeds of Trust

     The Partnership has both the intent and ability to hold the mortgage investments to maturity, i.e., held for long-term investment. They are therefore valued at cost for financial statement purposes with interest thereon being accrued by the simple interest method.

     Financial Accounting Standards Board Statements (SFAS) 114 and 118 (effective January 1, 1995) provide that if the probable ultimate recovery of the carrying amount of a mortgage investment, with due consideration for the fair value of collateral, is less than the recorded investment and related amounts due and the impairment is considered to be other than temporary, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows. The adoption of these statements did not have a material effect on the financial statements of the Partnership because that was the valuation method previously used on impaired loans.

     At December 31, 1996, 1995, and 1994, there were no mortgage investments categorized as impaired by the Partnership. Had there been a computed amount for the reduction in carrying values of impaired loans, the reduction would have been included in the allowance for doubtful accounts.

     As presented in Note 10 to the financial statements the average mortgage investment to appraised value of security at the time the losses were consummated was 58.21%. When a loan is valued for impairment purposes, an updating is made in the valuation of collateral security. However, such a low loan to value ratio has the tendency to minimize reductions for impairment.

D. Cash and Cash Equivalents

     For purposes of the statements of cash flows, cash and cash equivalents include interest bearing and non-interest bearing bank deposits.

E. Real Estate Owned, Held for Sale

     Real Estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the propertys estimated fair value, less estimated costs to sell. At December 31, 1996, there was one such piece of property with costs totaling $71,991 less a reduction of $5,000 to arrive at the net fair value of $66,991.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

     Effective January 1, 1996, the Partnership adopted the provisions of Statement No 121 (SFAS 121) of the Financial Accounting Standards Board, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be disposed of. The adoption of SFAS 121 did not have a material impact on the Partnerships financial position because the methods indicated were essentially those previously used by the Partnership.

F. Investment in Limited Liability Corporation (see Note 7)

     The Partnership carries its investment in limited liability Corporation as investment in real estate, which is at the lower of costs or fair value, less estimated costs to sell.

G. Income Taxes

     No provision for Federal and State income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

H. Organization and Syndication Costs

     The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and will be amortized over a five year period. Syndication costs are charged against partners capital and are being allocated to individual partners consistent with the partnership agreement.

I. Allowance for Doubtful Accounts

     Mortgage  Investments and the related accrued interest,  fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the Mortgage Investment system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired mortgage investments, unspecified mortgage investments, accrued interest and advances on mortgage investments, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of December 31, 1996, and 1995 was as follows:

                                                                        December 31,
                                                       -----------------------------------------------
                                                            1996                            1995
                                                       ---------------                 ---------------

Impaired mortgage investments                                      $0                              $0
Unspecified mortgage investments                               72,803                           9,152
Amounts receivable, unsecured                                  45,000                          30,000
                                                       ---------------                 ---------------
                                                             $117,803                         $39,152
                                                       ===============                 ===============


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

J. Net Income Per $1,000 Invested

     Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited Partners pro rata share of Partners Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

K. Reclassifications and Changes in Presentation

     Certain reclassifications not affecting net income have been made to prior year amounts to conform to the current year presentation. In addition, the formation loan previously categorized as an asset has been deducted from Limited Partners Capital until collected from Redwood Mortgage, an affiliate of the General Partners (see note 11).

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees which are paid to the General Partners and/or related parties.

A. Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership Mortgage Investments in an amount up to 12% of the Mortgage Investments until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The Mortgage Investment brokerage commissions are paid by the borrowers, and thus, not an expense of the partnership.

B. Mortgage Servicing Fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $155,912, $85,456 and $29,127 were incurred for years 1996, 1995 and 1994 respectively.

C. Asset Management Fee

     The General Partners receive monthly fees for managing the Partnerships Mortgage Investment portfolio and operations equal to 1/32 of 1% of the net asset value (3/8 of 1% annual). Management fees of $17,053, $11,587 and $5,906 were incurred for years 1996, 1995 and 1994, respectively.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996
D. Other Fees

     The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

E. Income and Losses

     All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

F. Operating Expenses

     The General Partners or their affiliate (Redwood Mortgage) are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

     The General Partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to limited Partner capital. As of December 31, 1996 a General Partner, GYMNO Corporation, had contributed $15,241, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

A. Applicant Status

     Subscription funds received from purchasers of units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnerships Mortgage Investment portfolio.

     During the periods ending December 31, 1996, 1995, and 1994, interest totalling $2,618, $18,908 and $14,443 respectively, was credited to partners in applicant status. As Mortgage Investments were made and partners were transferred to regular status to begin sharing in income from Mortgage Investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners capital along with the original investment.

B. Term of the Partnership

     The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

C. Election to Receive Monthly, Quarterly or Annual Distributions

     Upon subscriptions, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, an investor may subsequently change his election.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

D. Profits and Losses

     Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

E. Liquidity, Capital Withdrawals and Early Withdrawals

     There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is illiquid. Limited Partners have no right to withdraw from the partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account and the balance distributed in four quarterly installments. Withdrawal after the one-year holding period and before the five-year holding period will be permitted only upon the terms set forth in the Partnership Agreement.

     Limited Partners will also have the right after five years from the date of purchase of the Units to withdraw from the partnership on an installment basis, generally over a five year period in twenty (20) quarterly installments or longer. Once this five year period expires, no penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer.
Notwithstanding the five-year (or longer) withdrawal period, the General partners will liquidate all or part of a Limited Partners capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn pursuant to the five-year (or longer) withdrawal period.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnerships capacity to return a Limited Partners capital is restricted to the availability of Partnership cash flow.

F. Guaranteed Interest Rate For Offering Period

     During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5- LEGAL PROCEEDINGS

The Partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The Partnership has a bank line of credit of up to $5,000,000 at .5% over prime secured by its Mortgage Investment portfolio. The note payable balances were $1,500,000 and $1,910,000 at December 31, 1996, and 1995, respectively, and the interest rate was 8.75% at December 31, 1996, (8.25% prime plus .50%).

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the Partnership has contributed its interest (principally land) to a Limited Liability Corporation which will complete the construction and sell the property. The Partnership expects to realize a profit from the venture.

NOTE 8 - INCOME TAXES

     The following reflects a reconciliation from net assets (Partners Capital) reflected in the financial statements to the tax basis of those net assets:

                                                                          December 31,
                                                            ------------------------------------------
                                                                  1996                      1995
                                                            -----------------          ---------------

Net Assets - Partners  Capital per financial statements          $14,704,658              $10,695,098
Unamortized syndication costs                                        418,374                  325,935
Allowance for doubtful accounts                                      117,803                   39,152
Formation loans receivable                                         1,073,706                  775,229
                                                            -----------------          ---------------
Net assets tax basis                                             $16,314,541              $11,835,414
                                                            =================          ===============

     In 1996, approximately 55% of taxable income was allocated to tax exempt organizations, i.e., retirement plans. Such plans do not have to file income tax returns unless their unrelated business income exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INVESTMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) The carrying value of mortgage investments (see note 2(c) is $15,642,990. The fair value of these investments of $16,451,970 is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS

     The Mortgage Investments are secured by recorded deeds of trust. At December 31, 1996, there were 50 Mortgage Investments outstanding with the following characteristics:

Number of Mortgage Investments outstanding                                                                 50
Total Mortgage Investments outstanding                                                            $15,642,990

Average Mortgage Investment outstanding                                                              $312,860
Average Mortgage Investment as percent of total                                                         2.00%
Average Mortgage Investment as percent of Partners  Capital                                             2.13%

Largest Mortgage Investment outstanding                                                            $1,450,000
Largest Mortgage Investment as percent of total                                                         9.27%
Largest Mortgage Investment as percent of Partners  Capital                                             9.86%

Number of counties where security is located (all California)                                              16
Largest percentage of Mortgage Investments in one county                                               20.84%
Average Mortgage Investment to appraised value of security at time loan was consummated                58.21%

Number of Mortgage Investments in foreclosure status                                                        1
Amount of Mortgage Investments in foreclosure                                                        $118,811


     The following categories of mortgage investments are pertinent at December 31, 1996 and 1995:

                                                                          December 31,
                                                            ------------------------------------------
                                                                  1996                      1995
                                                            -----------------          ---------------

First Trust Deeds                                                 $6,545,779               $4,996,887
Second Trust Deeds                                                 8,797,211                7,050,365
Third Trust Deeds                                                    300,000                        0
                                                            -----------------          ---------------
  Total mortgage investments                                      15,642,990               12,047,252
Prior liens due other lenders                                     25,161,374               26,965,234
                                                            -----------------          ---------------
  Total debt                                                     $40,804,364              $39,012,486
                                                            =================          ===============

Appraised property value at time of loan                         $70,100,408              $61,347,449
                                                            =================          ===============

Total investments as a percent of appraisals                          58.21%                   63.59%
                                                            =================          ===============

Investments by Type of Property

Owner occupied homes                                              $1,808,921               $2,300,576
Non-Owner occupied homes                                           2,288,036                1,844,507
Apartments                                                         2,521,515                2,664,963
Commercial                                                         9,024,518                5,237,206
                                                            =================          ===============
                                                                 $15,642,990              $12,047,252
                                                            =================          ===============

The interest rates on the mortgage investments range from 10.00% to 14.50% at December 31, 1996.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

     Scheduled maturity dates of mortgage investments as of December 31, 1996 are as follows:

                        Year Ending
                        December 31,
                     -------------------

                            1997                                 $2,381,155
                            1998                                  3,268,418
                            1999                                  2,427,585
                            2000                                  2,377,963
                            2001                                  2,865,997
                         Thereafter                               2,321,872
                                                              ===============
                                                                $15,642,990
                                                              ===============


     The scheduled maturities for 1997 include approximately $468,000 in loans which are past maturity at December 31, 1996. Interest payment on these loans are current.

     One loan in the principal amount of $118,811 had interest paid through September 1, 1996, and is in foreclosure. That loan which is the only loan categorized as delinquent, is not considered impaired because the underlying security is sufficient to cover amount due.

     The cash balance at December 31, 1996 of $664,434 was in one bank with interest bearing balances totalling $605,871. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $564,434.

NOTE 11 - CHANGE IN PRESENTATION

     The formation loan receivable from Redwood Mortgage, an affiliate of the General Partners, has been categorized as a reduction in Limited Partners Capital, the source of the funds. It was previously reflected as an asset. As payments are received, or early withdrawal penalties realized, the formation loan balance will be reduced and restored to Limited Partners Capital. The total of the formation loan outstanding was $1,073,706 and $775,229 at December 31, 1996 and 1995, respectively.

     In addition, Limited Partners Capital and General Partners Capital are reflected separately in the Balance Sheet, whereas they were previously reflected separately in the Statement of Changes in Partners Capital.

                                  ATTACHMENT IV
                                       to
                    SUPPLEMENT NO. 3 DATED November 20, 1997


                              FINANCIAL STATEMENTS
                                       of
                                GYMNO CORPORATION

                                GYMNO CORPORATION
                              FINANCIAL STATEMENTS
                       DECEMBER 31, 1996 AND JUNE 30, 1996
                         (With Auditors Report Thereon)

                                PARODI & CROPPER
                          CERTIFIED PUBLIC ACCOUNTANTS
                     3658 MOUNT DIABLO BOULEVARD, SUITE #205
                           LAFAYETTE, CALIFORNIA 94549

                                 (510) 284-3590
                               FAX (510) 284-3593



                          INDEPENDENT AUDITORS REPORT




BOARD OF DIRECTORS
GYMNO CORPORATION

     We have audited the accompanying balance sheets of GYMNO Corporation as of December 31, 1996, and June 30, 1996, and the related statements of income
(loss), stockholders equity and cash flows for the periods then ended. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of GYMNO Corporation as of December 31, 1996, and June 30, 1996, and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles.


                              /S/ Parodi & Cropper
                                PARODI & CROPPER








Lafayette, California
March 15, 1997

                                                           GYMNO CORPORATION
                                                            BALANCE SHEETS
                                             DECEMBER 31, 1996 AND JUNE 30, 1996 (audited)

                                                                ASSETS


                                                                         DECEMBER 31,          JUNE 30,
                                                                             1996                1996
                                                                       -----------------      ------------
Cash and equivalents                                                             $1,666              $398
Deferred income tax benefits                                                        120               120
                                                                       -----------------      ------------

          Total current assets                                                    1,786               518
                                                                       -----------------      ------------

Investment in partnerships, at net equity:
     Redwood Mortgage Investors IV                                                7,500             7,500
     Redwood Mortgage Investors V                                                 5,000             5,000
     Redwood Mortgage Investors VI                                                9,773             9,773
     Redwood Mortgage Investors VII                                              12,648            12,748
     Redwood Mortgage Investors VIII                                             15,241            12,270
                                                                       -----------------      ------------
                                                                                 50,162            47,291

                                                                       -----------------      ------------

                                                                                $51,948           $47,809
                                                                       =================      ============

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - Stockholders                                               $436              $436
     Accounts payable                                                             2,311             1,000
     Accrued income taxes                                                           710               357
     Loan from Redwood Mortgage at 8% interest                                    7,518             4,000
                                                                         ---------------      ------------

          Total current liabilities                                              10,975             5,793
                                                                         ---------------      ------------

Stockholders' Equity:
     Common stock at stated value:
       Authorized 1,000,000 shares of no par value
         issued and outstanding 500 shares                                        5,000             5,000
     Paid-in surplus                                                              7,500             7,500
     Retained earnings                                                           28,473            29,516
                                                                         ---------------      ------------

         Total stockholders' equity                                              40,973            42,016
                                                                         ---------------      ------------

                                                                                $51,948           $47,809
                                                                         ===============      ============

See accompanying notes to financial statements.


                                                           GYMNO CORPORATION
                                                         STATEMENTS OF INCOME
                                             DECEMBER 31, 1996 AND JUNE 30, 1996 (audited)


                                                                      SIX MONTHS
                                                                        ENDED                 YEAR ENDED
                                                                     DECEMBER 31,              JUNE 30,
                                                                         1996                    1996
                                                                  -------------------      -----------------

REVENUE
     Partnership earnings - as General Partner                                $5,971                $11,275
     Reconveyance fees                                                         2,800                  3,360
     Other partnership earnings                                                   21                     74
                                                                                           -----------------
                                                                  -------------------

                                                                               8,792                 14,709
                                                                                           -----------------
                                                                  -------------------

EXPENSES
     Management services - Stockholders                                        3,303                  7,516
     Contracted services - Redwood Mortgage                                        0                    672
     Professional Services                                                     4,417                  3,421
     Interest expense                                                            195                    320
     Recording Fees                                                              200                      0
     Other                                                                         0                     10
                                                                  -------------------      -----------------
                                                                               8,115                 11,939


Income before provision for income taxes                                         677                  2,770
                                                                  -------------------      -----------------

Provision for income taxes:
     California                                                                  800                    800
     Federal                                                                     920                    417
                                                                  -------------------      -----------------
                                                                               1,720                  1,217
                                                                  -------------------      -----------------

Net income (loss)                                                           $(1,043)                 $1,553
                                                                  ===================      =================

Per share (500 shares)                                                       $(2.09)                  $3.11
                                                                  ===================      =================



See accompanying notes to financial statements.


                                                           GYMNO CORPORATION
                                                  STATEMENTS OF STOCKHOLDERS EQUITY
                                             DECEMBER 31, 1996 AND JUNE 30, 1996 (audited)




                                                 Common Stock            Paid-In        Retained
                                            -----------------------
                                              Shares        Amount        Surplus        Earnings          Total

Balances - June 30, 1995                        500#        $5,000         $7,500         $27,963        $40,463

Net income for the year ended June 30,             0             0              0           1,553          1,553
1996
                                            ---------     ---------      ---------      ----------     ----------

Balances - June 30, 1996                        500#         5,000          7,500          29,516         42,016

Net income (loss) for the six months ended
  December 31, 1996                                0             0              0         (1,043)        (1,043)
                                            ---------     ---------      ---------      ----------     ----------

Balances - December 31, 1996                    500#        $5,000         $7,500         $28,473        $40,973
                                            =========     =========      =========      ==========     ==========




See accompanying notes to financial statements.



                                                           GYMNO CORPORATION
                                                       STATEMENTS OF CASH FLOWS
                                                SIX MONTHS ENDED DECEMBER 31, 1996, and
                                                  YEAR ENDED JUNE 30, 1996 (audited)

                                                                     DECEMBER 31,         JUNE 30,
                                                                         1996               1996
                                                                   ------------------    ------------

Cash flows from operating activities:

     Net income (Loss)                                                      $(1,043)          $1,553
     Adjustments to reconcile net income to net cash
        provided by operating activities:
          (Increase) decrease in recoverable income taxes                          0             922
          Increase  (decrease)  in  accounts  payable and accrued              1,664             357
liabilities
                                                                   ------------------    ------------

                                                                                 621           2,832
                                                                   ------------------    ------------

Cash flows from investing activities:
    (increase) decrease in:
          Cash invested in partnerships                                      (2,871)         (3,810)
                                                                   ------------------    ------------

Cash flows for financing activities:
     Increase (decrease) in:
          Loan from Redwood Mortgage                                           3,518               0
                                                                   ------------------    ------------

Net increase (decrease) in cash equivalents                                    1,268           (978)

Cash equivalents at beginning of year                                            398           1,376
                                                                   ------------------    ------------

Cash equivalents at end of year
         (consisting of cash in bank)                                         $1,666            $398
                                                                   ==================    ============



See accompanying notes to financial statements.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 (audited)

     NOTE 1 - ORGANIZATION GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income for its services which are performed by the stock holders. In addition, the company receives reconveyance fees for which it contracts with Redwood Mortgage at 20% of such fees. Redwood Mortgage is controlled by D. Russell Burwell.

     The Company has also acquired limited partnership interests in Redwood Mortgage Investors IV and VII. The Company receives investment income from such limited partnership interests. At June 30, 1996, the limited partnership interest in Redwood Mortgage Investors IV had been liquidated.

     NOTE 2 - SUMMARY OF ACCOUNTING POLICIES The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

     Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

     During 1996, GYMNO changed its corporate tax year end from June 30 to December 31. This change facilitates the accounting for GYMNO which is a general partner in eight mortgage investing limited partnerships which have calendar year requirements. Because of the change in fiscal year, the attached financial statements reflect results for the six months ended December 31, 1996.


                                                           GYMNO CORPORATION
                                                     NOTES TO FINANCIAL STATEMENTS
                                                           DECEMBER 31, 1996



NOTE 3 - INCOME TAXES
The following reflects the income taxes for the periods ending December 31, 1996 and June 30, 1996:


                                                SIX MONTHS ENDED                     YEAR ENDED
                                               DECEMBER 31, 1996                    JUNE 30, 1996


                                       CALIFORNIA            FEDERAL       CALIFORNIA         FEDERAL
                                       --------------       -----------    --------------     -----------


Income before provision for income taxes        $677               677           $2,770            2,770
Nondeductible expenses                             0                 0                0                0
State Tax deduction:
         Prior fiscal year tax                     0             (800)                0            (800)
Taxable income differential-partnerships       6,276             6,254              832              812
                                          -----------       -----------      -----------      -----------

Taxable income                                 6,953             6,131            3,602            2,782
                                          -----------       -----------      -----------      -----------

Tax rate (California $800 minimum)              9.3%               15%             9.3%              15%
                                          -----------       -----------      -----------      -----------

Income tax expense                              $800              $920             $800             $417
                                          ===========       ===========      ===========      ===========

Above tax liability                             $800               920             $800              417

Estimated tax payments                           800               210              800               60
                                          -----------       -----------      -----------      -----------

Income tax liability (recoverable)                $0              $710               $0             $357
                                          ===========       ===========      ===========      ===========

Total liability (recoverable)                   $710                               $357
                                          ===========                        ===========



     California income taxes were determined at the greater of 9.3% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).

     Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1996 taxes are deductible in 1997). At both June 30, 1996 and December 31, 1996 there were deferred income tax benefits of $120 relating to the $800 California Franchise Tax deductible in the following year.

              As filed with the Securities and Exchange Commission
                               on December 4, 1996

                            Registration No. 33-13113

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                         REDWOOD MORTGAGE INVESTORS VIII
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                   6611                        94-3158788
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

   650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341
          (Address and telephone number of principal executive offices)

   650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341
                     (Address of principal place of business
                    or intended principal place of business)

                               D. Russell Burwell
   650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341
            (Name, address, including zip code and telephone number,
                    including area code of agent for service)

                                   Copies to:

                              Stephen C. Ryan, Esq.
                              Anne R. Knowles, Esq.
                   Law Offices of Stephen C. Ryan & Associates
                            115 Sansome St. Suite 400
                             San Francisco, CA 94104

                        Approximate date of commencement
                         of proposed sale to the public:

    As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

                        CALCULATION OF REGISTRATION FEE


===========================================================================================================================

                                                                             Proposed
Title of Each                                      Proposed                  Maximum
Class of Securities        Amount                  Maximum                   Aggregate                Amount of
to be Registered           Being Registered        Offering Per Unit (2)     Offering Price           Registration Fee

Limited
Partnership
Interests (1)              300,000                 $100                      $30,000,000              $10,344.81


     _____________________ (1) This Registration Statement covers all Units which may be acquired by Limited Partners if the maximum aggregate subscription contemplated by this Offering are obtained.

     (2) Subscriptions will be accepted in the minimum amount of twenty (20) Units ($2,000) and for greater amounts in multiples of one (1) Unit ($100) each.

     The Registrant hereby amends this Registration Statement on such date of dates as may be necessary to delay it effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 9 (a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                PART I


         Registration Statement Item                                                Prospectus Caption
         Number and Caption

     1.  Forepart of the  Registration  Statement and Outside Front Cover Page      Front Cover Page of Prospectus
         of Prospectus

     2.  Inside Front and Outside Back Cover Pages of Prospectus                    Inside Front and Outside Back Cover Page

     3.  Summary  Information,  Risk  Factors  and Ratio of  Earnings to Fixed      Summary of the Offering; Inside Front
         Charges                                                                    Cover Page; Risks and Other Factors

     4.  Determination of Offering Price                                            Inapplicable

     5.  Dilution                                                                   Inapplicable

     6.  Selling Security Holders                                                   Inapplicable

     7.  Plan of Distribution                                                       Plan of Distribution

     8.  Use of Proceeds                                                            Estimated Use of Proceeds

     9.  Selected Financial Data                                                    Inapplicable

    10.  Management's  Discussion  and  Analysis of  Financial  Condition  and      Management's Discussion and Analysis of
         Results of Operations                                                      Financial Condition of the Partnership

    11.  General Information as to Registrant                                       Summary of the Offering

    12.  Policy with Respect to Certain Activities                                  Inapplicable

    13.  Investment Policies of Registrant

         a.    Investments in real estate or interests in real estate               Inapplicable

         b.    Investments in real estate mortgages                                 Risk Factors; Investment Objectives and
                                                                                    Criteria; Estimated Use of Proceeds

         c.    Securities of or interests in persons primarily engaged in real      Inapplicable
               estate activities

         d.    Investments in other securities                                      Inapplicable

    14.  Description of Real Estate                                                 Inapplicable

    15.  Operating Data                                                             Inapplicable



    16.  Tax Treatment of Registrant and Its Security Holder                        Federal Income Tax Consequences

    17.  Market Price of and Dividends on the  Registrant's  Common Equity and      Inapplicable
         Related Stockholder Matters

    18.  Description of Registrant's Securities                                     Terms of the Offering; Description of
                                                                                    Units; Summary of Limited Partnership
                                                                                    Agreement

    19.  Legal Proceedings                                                          Inapplicable

    20.  Security Ownership of Certain Beneficial Owners and Management             Inapplicable

    21.  Directors and Executive Officers                                           Management

    22.  Executive Compensation                                                     Compensation of the General Partners and
                                                                                    Affiliates

    23.  Certain Relationships and Related Transactions                             Management; Compensation of the General
                                                                                    Partners and Affiliates; Conflicts of
                                                                                    Interest

    24.  Selection, Management and Custody of Registrant's Investment               Conflicts of Interest; Investment
                                                                                    Objectives and Criteria

    25.  Policies with Respect to Certain Transactions                              Conflicts of Interest; Investment
                                                                                    Objectives and Criteria

    26.  Limitations of Liability                                                   Fiduciary Duty of General Partners

    27.  Financial Statements and Information                                       Financial Statements

    28.  Interests of Named Experts and Counsel                                     Legal Opinion; Experts

    29.  Disclosure of Commission  Position on Indemnification  for Securities      Fiduciary Duty of General Partners
         Act Liabilities
